Exhibit 4.1

GRUPO FINANCIERO SANTANDER MEXICO, S.A. DE C.V.,

CHAPTER I

NAME, ADDRESS, PURPOSE, DURATION AND

NATIONALITY

FIRST.- The corporation's name is "Grupo Financiero Santander México", which will be followed by the words "Variable Capital Limited Liability Stock Company", or its abbreviations (in Spanish)"S.A. B. de C. V. ". The corporation is a Holding Subsidiary Company, under the terms of the Sole Chapter of Title Three of the Law Regulating Financial Groups and the Rules for the Establishment of Subsidiaries of Foreign Financial Institutions.

All terms defined by such regulations will have the same meaning in these by-laws.

SECOND.- Only those financial entities wherein the Holding Corporation holds directly or indirectly more than fifty per cent of the shares representing its capital stock may be members of the Financial Group.

Likewise, the Holding Corporation, through other financial entities, may indirectly hold shares in the financial entities members of the Financial Group, as well as those financial entities that are not members of the Financial Group and of Service and Real Estate Providers, without these investments representing more than fifty per cent of the entities’ capital stock, without prejudice of the prohibitions provided in the respective special laws.

The financial entities in which capital stock and multiple banking institution, stock exchange or insurance institution member of a Financial Group participates, with more than fifty per cent, shall also be members of the Financial Group.

Due to the foregoing, Grupo Financiero Santander México, S.A.B de C.V., shall be comprised by:

1.	Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México;

2.	Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México;

3.	Santander Consumo, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada, Grupo Financiero Santander México.

4.	Santander Vivienda, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada, Grupo Financiero Santander México.

THIRD. - The address of the corporation is in Mexico City, with the ability to establish offices and branches within the territory of the United Mexican States, and negotiate conventional addresses, without implying that the corporation changed its registered fiscal address. The corporation may not establish branches or subsidiaries outside the national territory.

FOURTH.- The purpose of the corporation shall be to participate, directly or indirectly, in the capital stock of the financial entities members of the Financial Group and establish, through their corporate bodies, the general strategies for the conduction thereof, as well as carry out the acts provided by the Law Regulating Financial Groups. In no event the corporation may execute transactions that are of the financial entities members of the Financial Group. The Corporation may acquire and manage shares issued by insurance companies, brokerage houses, general deposit warehouses, carriers societies of investment companies, credit institutions, retirement funds administration societies and any other kind of associations or financial institutions and companies that the Ministry of Finance and Public Credit determines, based on the provisions of the Law Regulating

Financial Groups, including companies that provide complementary or necessary services for the corporation.

For the achievement of its corporate purpose, the corporation may:

1.	Acquire securities and issue and operate all kinds of negotiable instrument, and accept and endorse them. The above said, in accordance with the Law Regulating Financial Groups and with the rules that, in accordance with the said Law are issued by the Ministry of Finance and Public Credit.

2.	Acquire or lease of all kinds of movable assets or real state as well as "in rem" rights over them, which may be necessary or convenient for the achievement of its corporate purposes.

3.	Incurred in debts and celebrate credit agreements and other agreements that may be necessary, only in terms of, and subject to the provisions established by the Law Regulating Financial Groups and the rules issued under the said law.

4.	Grant guarantees only in terms of, and subject to the provisions of the Law Regulating Financial Groups and the rules issued under the said law.

5.	In general, to perform and celebrate all kinds of acts, agreements and related operations, accessories or accidental, necessary or desirable for the achievement of the above mentioned purposes, as well as those operations and activities provided for in the Law Regulating Financial Groups and those similar to the above mentioned, subject in any case to the provisions of a general nature which, when applicable, are issued by the Ministry of Finance and Public Credit.

The corporation will not be allowed to:

I.	Grant credits, with the exception of those corresponding to benefits for its employees;

II.	Operate with securities representing its capital stock, except under the circumstances provided for in the Law Regulating Financial Groups and the Rules that, in accordance with the said Law, are issued by the Ministry of Finance and Public Credit, as well as, in the Securities Market Law and the circulars issued under it;

III.	- Take actions or procedures of any kind in regards to the operation of the financial entities;

IV.	Provide information regarding its operations or the operations of other members of “Grupo Financiero Santander”, except to the corresponding authorities, in accordance with the legal provisions, this ban being effective for all its directors and officers, and all employees in general who with their signature may compromise the corporation,

V.	Any other prohibitions considered in these by-laws or the Law Regulating Financial Groups.

The financial institutions, which are part of the Group, may not directly or indirectly invest in the capital stock of the group or any other who is a shareholder of the Group or of other members of the Group.

FIFTH. - The duration of the corporation shall be indefinite.

SIXTH. - The corporation is Mexican. Any foreigner than in the act of constitution or at any subsequent moment, purchases an interest or share in the corporation, shall be considered by that simple fact as a Mexican citizen with respect to one and the another, and it's understood that he agrees not to invoke the protection of his government, under the penalty in case of not compliance with the agreement, of losing the participation or share in benefit of the Mexican nation.

CHAPTER II

CAPITAL STOCK, SHARES, INCREASES AND

DECREASES OF CAPITAL

SEVENTH. - The capital stock will be composed of series "F" shares, which represent at least fifty-one percent of the capital. Forty-nine percent of the remaining capital stock may be integrated indistinct or jointly by series "F" and "B" shares.

The capital stock is variable, with a fixed minimum without right of withdrawal of $10,655,714,046.00 M.N., which shall be represented by 2,818'388,189 ordinary shares, nominative, with par value of $3.780782962 M.N., each, of which 1,078'456,241, correspond to series "F", fully subscribed, paid and released 1,739'931.948 series "B", fully subscribed, paid and released.

In addition, the corporation may have a surplus within its capital stock, which may not exceed 10 times the amount of the fixed capital without right of withdrawal. The said capital will be represented by registered shares with par value of $3.780782962 M.N. each, that will have the characteristics to be determined by the general assembly of shareholders that agrees their emission.

The provisional certificate or the definitive titles of the shares may protect one or more shares, they shall be signed by two members of the Board of Directors, whose signatures may be printed in facsimile, pursuant to the terms established in section VIII of article 125 of the General Law on Business Associations. These certificates or titles must meet all other requirements established by article 125 of the General Law on Business Associations, they will be able to have numbered registered coupons attached to exercise the corresponding rights, and will markedly contain the stipulation that relates to articles six, eighth and ten of these by-laws. All shares shall confer their holders’ equal rights and obligations, and each one of them shall be entitled to a vote.

EIGHTH. - The capital stock of the corporation shall be divided into two series.

I.- The "F" series that will represent, at all times, no less than 51% of the capital stock. The shares from this series can only be purchased, directly or indirectly, by a foreign Financial Institution, as the term is defined by the Law Regulating Financial Groups, except when such shares are transferred under guarantee or property to the Institute for the Protection of Bank Savings (Instituto para la Protección del Ahorro Bancario). The shares from Series "F" may only be disposed of prior authorization from the Ministry of Finance and Public Credit. This restriction must be recorded in the provisional certificates or in the titles of the shares.

Except when the buyer is a Foreign Financial Institution or a Foreign Parent Company, to carry out the disposal of the shares series "F" it will be necessary be amended these by-laws.

II. - The "B" series that may represent up to 49% of the capital stock. The shares of the "B" series will be of public subscription and shall be governed by the provisions of the Law Regulating Financial Groups for "O" series shares.

In any case, the capital stock will be composed of series "F" shares, which will represent at least fifty-one percent of the capital. The remaining 49% of the capital stock may be integrated indistinct or jointly by series "F" and "B" shares. People who purchase or transfer shares of the "B" series equivalent to more than two percent of the capital stock or that with such acts the aforementioned percentage is surpassed, shall give notice to the Ministry of Finance and Public Credit within three working days following the acquisition or transmission of the said shares.

No authorization will be required from the Ministry of Finance and Public Credit, or modification of the present by-laws, when the transmission of the shares is done under guarantee or property, to the Institute for the Protection of Bank Savings, under what the Law Regulating Financial Groups establishes.

Foreign governments may not participate, directly or indirectly, in the Corporation’s capital stock, except in the cases provided by article 24 of the Law Regulating Financial Groups. Domestic financial entities may not do so either, even those that are part of the group, except when acting as institutional investors under the terms of article 27 of the Law Regulating Financial Groups.

Authorization from the Ministry of Finance and Public Credit shall be required for persons that attempt to carry out the direct or indirect purchase of more than 5% of the corporation shall credit that they meet with the requirements established in fraction II of article 14 of the Law Regulating Financial Groups, as well as providing to such Ministry the information established for such purpose in the general provisions.

The corporation may issue unsubscribed shares, which will be kept in the treasury, subject to the provisions of article 25 of the corresponding Law, and article 53 of the Securities Market Law, which does not apply for purposes of determining the limits of shareholders structure referred to in the Law Regulating Financial Groups. Subscribers will receive the respective records against the full payment of the par value and the premiums, which, when applicable, are established by the corporation

Shareholders may appoint and remove in the shareholders’ general meeting, a member of the board of directors, when individually or jointly they hold more than ten per cent of the capital stock, without applying the percentage referred to by article 144 of the General Business Associations Law. Such appointment, it may only be revoked by the other shareholders, when, in turn, the appointment of the remaining members is also revoked, in which case the substitute persons may not be appointed with such nature during the twelve months immediately following the revocation date.

NINTH.- The corporation will keep a Registry of Shares that may be kept by the corporation or by an institution for the deposit of securities that acts as recorder on behalf of the corporation.

The corporation shall refrain from inscribing in the Registry of Shares referred to in Article 128 of the General Law on Business Corporations, the transfers that, with respect to the shares, are carried out in contravention to the provisions of Articles 24, 26, 27, 28, 74 and 75 of the Law Regulating Financial Groups, which will be reported to the Ministry of Finance and Public Credit and the National Banking and Securities Commission, within five working days after the information of the transaction is made known.

When the purchase and other legal acts whereby, directly or indirectly, ownership of shares representing the capital stock of the Corporation are attained, are carried out in breach of the provisions of the articles referred to in the previous paragraph, the economic and corporate rights inherent to the corresponding shares of the Corporation, shall be suspended and, therefore, may not be exercised, until it has been credited that the corresponding authorization or resolution has been attained or that the requirements contemplated in the Law Regulating Financial Groups have been met.

The corporation will only recognize as shareholder those persons or entities that appear listed in the Registry of Shares as holders of such shares. To this effect, the corporation must include in the Registry, at the request of any holder, the transactions that are carried out, provided that these have been done in accordance with the Law and these by-laws.

The shares issued by the corporation shall be kept on deposit at all time at one of the institutions for the deposit of securities regulated by the Law of Securities

Market, who at no time will be obliged to surrender them to their holders, in accordance with the provisions of Article 25 of the Law Regulating Financial Groups.

TENTH.- Any person or entity will be able to purchase, through one or several simultaneous or successive operations, control of series "B" shares of the capital stock of a parent corporation, on the understanding that such operations must obtain prior authorization from the Ministry of Finance and Public Credit, taking into consideration the opinion of the National Commission that monitors the parent corporation, when in excess of five percent of that capital stock.

In the event a person or Group of Persons, whether shareholders or not, intend to acquire directly or indirectly twenty per cent or more of the shares representing the series “B” of the Corporation’s capital stock, or, Control, these shall previously request authorization from the Ministry, who may discretionally grant it, for which it shall comply with the requirements indicated by the law regulating financial groups.

The partners for the sole reason of being so, accept that their shares may be given as security in favor of the Institute for the Protection of Bank Savings, in terms of the provisions in article 120 of the Law Regulating Financial Groups, as well their agreement in the event of a breach of any timely payment that the corporation is under obligation to make to the Institute for the Protection of Bank Savings, in accordance with the provisions of fraction VI of the already-mentioned legal regulation, the ownership of their actions will be transferred in favor of the Institute. This guarantee shall be given by the executive director of the corporation or the person exercising his functions. To this end, the institution for the deposit of securities in which the shares are kept, by written request of the executive director or the person exercising his functions, will transfer the shares and keep them as guarantee, giving due notice to their holders. In the event that the executive director or the person exercising his functions does not order the said transfer in a timely fashion, the institution for the deposit of securities must allocate the corresponding shares in guarantee, a written request from the Executive Secretary of the Institute for the Protection of Bank Savings, being sufficient to that effect. This stipulation shall be recorded in the provisional certificates or permanent titles that represent the shares issued by the corporation.

In the event that the guarantee is provided by means of the shares representative of the capital stock of the corporation, deriving from the responsibility of the Parent Company with regard to the commercial bank that is part of the group, in accordance with the provisions of article 28 bis of the Law Regulating Financial Institutions, it must at all times comply with the following, pursuant to the provisions of the Law Regulating Financial Groups.

I. The corporation shall be held liable for losses record by the commercial bank, part of the financial group, in terms of the following provisions.

II. The Institute for the Protection of Bank Savings shall determine the preliminary amount of the losses in charge of a multiple banking institution to the date when the Governor’s Board of the Institute has adopted any of the resolution methods provided in the Credit Institutions Act.

The preliminary amounts shall be determined based on the results of the technical study carried out for such purpose by the Institute for the Protection of Bank Savings pursuant to the Credit Institutions Act, within ten business days following the date when the Institute’s Governor’s Board has adopted the corresponding resolution method pursuant to such Law. When the technical study has been carried out by a third party, under the terms of the aforementioned Law, the losses determined based on it, shall be deemed as final for the purposes provided in fraction V hereof. In the events when there is no technical study, the Institute shall determine the preliminary amounts of the losses in charge of the multiple banking institutions, based in the opinion prepared by the cautionary manager, pertaining to the wholesome situation of the multiple banking institutions provided in such Law.

In this event, the Institute shall determine the preliminary amount of the losses within ten business days following the date when drafting of the corresponding opinion has concluded.

The Holding Corporation shall constitute a reserve charged to its capital, for an amount equivalent to the preliminary amount of the losses determined by the Institute for the Protection of Bank Savings pursuant to the provisions of the foregoing fraction. For such purpose, the corporation shall have a term that may not exceed of fifteen calendar days, counted from the date when the Institute notifies the preliminary amount of the losses charged to the Multiple Banking Institution.

III.       The Holding Corporation shall guarantee to the Institute for the Protection of Bank Savings, payment of the losses in charge of the multiple banking institutions that the Institute had determined and had covered by means of disencumbrance of the institution pursuant to the Credit Institutions Act. The Holding Corporation shall constitute the guarantee referred to herein, in a term not to exceed of fifteen calendar days counted from the date it receives the notice referred to in fraction III of this article 120 of the Law Regulating Financial Groups, even when it final amount of the losses in charge of the multiple banking institution member of the Financial Group have not been determined.

The guarantee referred to herein shall be for an amount equal to the preliminary sum of the losses in charge of the multiple banking institute notified by the Institute. Such guarantee may be constituted on property owned by the Holding Corporation, provided the latter are free from lien, or, on the shares representing the capital stock of the Holding Corporation or of any of the entities members of the Financial Group considered at their book value pursuant to the last audited financial statements available.

In the event the guarantee is constituted over shares representing the Holding Corporation’s capital stock, first those of series “F” shall be affected, as applicable. Regarding series “F”, first the shares o the persons who, under this Law, exercise Control of the Holding Corporation shall be affected and, in the event of not being sufficient, the remaining shares of such series. In the event the series “F” shares are not sufficient, those corresponding to the series “B” shall be affected. For the constitution of this guarantee, the shares shall be transferred to the account the Institute holds in any of the Institutions for the deposit of securities authorized under the terms of the Securities Market Law. The guarantee in favor of the Institute shall be considered o public interest and preferred to any other right constituted over such property or titles.

The guarantee shall be granted by the Holding Corporation’s executive director or whoever exercises such position. For that purpose, the institution for the deposit of securities where the preferred shares are, upon written request from the executive director or whomever exercises such position, shall transfer and hold in guarantee under the terms indicated herein, thus notifying the holders thereof.

In the event the executive director or whoever exercises its functions fails to make the aforementioned transfer, the respective institution for the deposit of securities shall make such transfer, sufficing for that purpose written request from the Executive Secretary of the Institute for the Protection of Bank Savings.

When the guarantee is constituted over shares representing the capital stock of any of the entitled members of the financial group, the Holding Corporation’s executive director or whomever exercises such functions shall transfer to the account that the Institute for the Protection of Bank Savings holds in an institution for the deposit of securities, the shares held by the Holding Corporation that are sufficient to cover the amount of the guarantee, taking into account their book value pursuant to the last audited financial statement available of the corresponding entity. In the event the executive director o the Holding Corporation or whomever exercises such functions, fails to make the transfer of shares, the provisions of the previous paragraph shall be observed.

The exercise of economic and corporate rights inherent to the shares subject matter of the guarantee provided herein shall correspond to the Institute for the Protection of Bank Savings.

In the event the Holding Corporation grants the guarantee referred to herein with property other than shares representing the Holding Corporation’s capital stock or o the entities members of the Financial Group, the guarantee shall be constituted observing the provisions applicable to the legal act in question.

IV.       In the event that the preliminary losses have been determined based on the opinion regarding the wholesome situation of the multiple banking institution, prepared by the cautionary manager under the terms o the Credit Institutions Act, or, using the technical study that the Institute for the Protection of Bank Savings has made with is personnel pursuant other provisions of the Credit Institutions Act, such Institute shall hire a third party specialized in order to analyze, assess and, if applicable, adjust the results of the technical study or opinion, as applicable, based on the financial information of the institution and in the provisions applicable. For purposes of the provisions hereof, the final determination of the losses registered by the multiple banking institution shall be made based on the information of the same date used to determine the preliminary value of the losses, and shall be the one resulting from the analysis made by the third party hired by the Institution.

The specialized third party shall comply with the criteria of independence and impartiality that the National Banking and Securities Commission determines by means of the general provisions that attempt transparency and confidentiality of the financial information of the credit institutions pursuant to the Credit Institutions Act.

The Institute for the Protection of Bank Savings shall notify the Holding Corporation of the final amount of the losses charged to the multiple banking institutions, in a term that shall not exceed of one hundred and twenty calendar days from the notice referred to by fraction III of article 120 of the Law Regulating Financial Groups. The Holding Corporation shall make the adjustments that, if applicable, are admissible to the reserve amount and guarantee referred to by fractions III and IV of such article, respectively, taking into consideration the final amount of the losses that Institute notifies.

The Holding Corporation may object to the determination of the final amount of the losses, within ten business days following that when such amount is notified. For such purposes, the Holding Corporation, by mutual agreement with the Institute for the Protection of Bank Savings, shall appoint a specialized third party that will issue an opinion with respect to the quantification of the losses, having for such purpose a term of sixty calendar days counted from the business day following that when the Holding Corporation had filed its objection to the Institute. While the quantification of the losses derived from the objection filed by the Holding Corporation is not resolved, such corporation shall not be required to make the adjustments derived from the final amount of the losses that the aforementioned Institute has notified.

V.       The Holding Corporation shall cover to the Institute for the Protection of Bank Savings or the institution in liquidation, as applicable, the final amount of the losses determined pursuant to the provisions of fraction V hereof, within sixty calendar days following that when the Institute notifies such amount. Without prejudice of the foregoing, such Institute may authorize the Holding Corporation to make installments within the aforementioned term, proportionally releasing the guarantee referred to by fraction IV of article 120 of the Law Regulating Financial Groups. In this case such guarantee shall be released in the following order:

a)	Property other than shares representing the Holding Corporation’s capital stock and of the entities members of the Financial Group;

b)	The shares representing the capital stock of the entities members of the Financial Group, and

c)	The shares representing the Holding Corporation’s capital stock. In this case, first shares of the series “B” shall be released, and secondly, shares of the series “F” which holders do not exercise Control of the Holding Corporation and, finally, series “F” shares of the Control group.

In the event the Holding Corporation fails to cover to the Institute for the Protection of Bank Savings the amount referred to in paragraph first hereof in the indicated term and the corresponding payment guarantee has not been constituted on shares, the ownership of such shares shall be transferred by law to the referred Institute, sufficing for such purpose written notice of such circumstance to the institution for the deposit of securities corresponding by the Executive Secretary of the Institute itself.

VII.        Without prejudice of the provisions herein, the Holding Corporation shall be liable for the losses that the multiple banking institution member of the Financial Group records subsequently to the final determination provided by fraction V hereof, provided that such losses derive from the transactions executed prior to the date when the Governor’s Board of the Institute for the Protection of Bank Savings has adopted any of the resolution methods referred to by the Credit Institutions Act, and that at the time of the determination by the Institute have not been disclosed.

VI.       The Holding Corporation shall be subject to a special supervision program of the Commission that supervises the financial entity member of the Financial Group, which the Secretary determines as relevant.

In Addition, the National Banking and Securities Commission may request an inspection visit to the authorities in charge of supervision of the remaining members of the Financial Group. To such visits the Commission’s competent personnel for the inspection and surveillance of the Holding Corporation may assist.

In the event that the supervision of the Holding Corporation is not competence of the National Banking and Securities Commission, the latter may participate in the special supervision program and in the inspection visits referred to herein.

VII.       Without prejudice of the provisions of Chapter III of Title Seventh of the Law Regulating Financial Groups, the Commission may declare the intervention with a general nature of the Corporation hen the latter is not constitute within the terms provided for such purpose, the reserve and guarantee referred to by fractions III and IV thereof, respectively, or does not extend them under the terms of fraction V. upon taking office of the management of the Holding Corporation, the manager inspector shall execute the acts corresponding referred to by fractions II, IV and V of such article.

VIII.       The Corporation will not pay dividends to the shareholders, nor make any mechanism or act that implies transfer of estate benefits to shareholders, from the date the Governor’s Board of the Institute for the Protection of Bank Savings determines the resolution method applicable to the multiple banking institution, pursuant to the Credit Institutions Act, and until the Corporation complies with the provisions of this article. The Banking and Securities Commission shall notify such situation to the Corporation.

In the protection of the savings public interests, the payment system and of public interest, the corporate by-laws of the Corporation and the titles representing its capital stock shall include the content of such article, expressly indicating that the partners, for the fact of being such, accept that their shares may be granted in guarantee in favor of the Institute for the Protection of Bank Savings, under the terms of the provisions of fractions IV and VI thereof, as well as their agreement that, in the event of failing to make the timely payment that the Corporation must cover to the Institute for the Protection of Bank Savings, pursuant to the provisions of fraction VI hereof, ownership of their shares is transferred in favor of the Institute.

The Secretary shall determine, by means of general rules, the procedures whereby the Corporations shall comply with the responsibility assumed by the latter, by means of a sole liability agreement, submitting to the provisions in such article, as well as article 119 of the same Law.

ELEVEN.- In accordance with article 56 of the Securities Market Law, the corporation may acquire shares from its capital stock without the prohibition in the first paragraph of article 134 of the General Law on Business Associations being applicable, provided that:

I.	- The acquisition is done through a domestic stock exchange.

II.	The acquisition and, when applicable, the disposal in the stock exchange, is perform at market price, except when it's a public bid or auction authorized by the Banking and Securities Commission.

III.	The acquisition is by debit to its accounting capital, in which case it may be kept in its own tenure without the need for a reduction of capital stock or from the capital stock, in which case they will be converted into unsubscribed shares to be retained in the treasury, without the need for an assembly agreement.

IV.	The amount of capital subscribed and paid must be made known when publicity is given to the authorized capital represented by the unsubscribed issued shares.

V.	- The ordinary general assembly of shareholders expressly agrees, for each period, on the maximum amount of resources that may be allocated for the purchase of shares of their property, with the only limitation that the amount of resources that can be used for this purpose, in no event exceeds the total balance of the net profit of the corporation, including the profits retained.

VI.	- The corporation is up to date in the payment of the obligations arising from debt instruments registered in the National Registry of Securities.

VII.	The acquisition or disposal of the shares, which may in no case exceed the percentages referred to in article 54 of the Securities Market Law, nor the non-compliance with the requirement of keeping the listing on the stock exchange, in which the shares are listed.

The shares belonging to the corporation or, when applicable, the issued unsubscribed shares kept in the treasury may be placed with investors without the need of a resolution from the assembly of shareholders or agreement of the board of directors. For these purposes the provisions of article 132 of the General Law of Mercantile Companies shall not be applicable.

While the shares belong to the corporation, they may not be represented or voted in the shareholders' meetings, nor exercise any kind of social or economic right over them.

The acquisitions or disposals, reports on such operations that must be submitted to the assembly of shareholders, the rules of disclosure in the information and the manner and terms under which these operations are made know to the Banking and Securities Commission, to the stock exchange and to the public, will be subject to the provisions issued by the Commission.

TWELVE.- The Corporation may issue subordinated obligations subject to the provisions of article 30 of the Law Regulating Financial Groups and article 64 of the

Credit Institutions Act, as well as the general provisions and regulations issued for such purpose by the Ministry of Finance and Public Credit

TWELFTH BIS.- The Company may issue equity securities pursuant to the provisions in Annex 1-R of the General regulations Applicable to Credit Institutions, regarding the conditions for considering stocks of share capital of Institutions and Equity Securities as part of the None Core Capital and those applicable rules that may substitute such regulations in the future.

In order to issue any equity security, the Company shall comply with the abovementioned regulations and include the specific characteristics and the conditions for the conversion into stocks, or, the conditions for the cancellation or remission, as applicable, in the issue certificate and the corresponding certificates as well as in the information prospectus and any other instrument documenting the corresponding issue. For this purpose, and pursuant to the abovementioned regulations, the Company shall adopt any of the following options under the terms of paragraph XI of Annex 1-R, for each one of the certificates according to their nature:

a)	In case of securities convertible into shares or securities into ordinary stock of the company, without considering this fact as an event of default, the provisions of point a) of Section XI of the abovementioned regulations shall be applied, which, among other provisions regarding the capitalization of the banking subsidiary of the Company, stipulates:

(i)	Whenever the result from dividing the Core Capital by the Total Risk-Weighted Assets of the banking subsidiary of the Company is 5.125% (five point one two five percent) or less, on the understanding that the Company shall carry out the conversion the next working day to the publication of the Core Capital Index mentioned in Article 221 of the General Regulations applicable to Credit Institutions.

(ii)	If the National Bank and Securities Commission informs the Company that it has committed any of the causes mentioned in paragraphs IV, V or VIII of article 28 of the Law on Credit Institutions and within the period stipulated by article 29 Bis of said Law the Company fails to correct such situation, or, with respect to the revocation cause stipulated in Fraction V, the Company does not invoke the regime of conditioned operation or it does not reimburse the capital, on the understanding that conversion into shares shall be final, therefore, no clauses stipulating the restitution or granting any premium to holders of such certificates or securities may be included.

Likewise, the issue certificate and the corresponding certificates as well as the information prospectus and any other instrument documenting the issue shall include the conversion mechanism; on the understanding that conversion shall be performed at least on the lower of the following amounts:

(i)	The totality of titles or equity instruments, and

(ii)	The necessary amount so that the result of dividing Core capital by Total Risk Weighted Assets of the banking subsidiary of the Company is 7.0% (seven point zero percent). Every time the assumptions described in this subsection a) are updated, the conversion into ordinary stocks shall apply again under the terms described in this paragraph.

The conversion stipulated in this paragraph shall be performed according to the limits of shareholding per person or group of persons stipulated in the applicable laws. To this end, the Company, from the issue, shall establish the necessary mechanisms to ensure the compliance with those limits.

b)	In the case of titles subject to total remission or cancellation of the debt and accessories, or in a partial manner on a determined or determinable basis without being an event of default, the provisions of points 1 and 2 of subsection b) section XI of the Annex 1-R of the abovementioned Regulations or any other that may substitute them in the future, shall be applied, including, among other aspects:

(i)	Whenever the result from dividing the Core Capital by the Total Risk-Weighted Assets of the banking subsidiary of the Company is 5.125% (five point one two five percent) or less, on the understanding that the Company shall carry out the conversion the next working day to the publication of the Capitalization Index, Basic capital Index and Core capital Index of that Subsidiary mentioned in Article 221 of the General Regulations applicable to Credit Institutions.

(ii)	If the National Bank and Securities Commission informs the banking subsidiary of the Company that it has committed any of the causes mentioned in paragraphs IV, V or VIII of article 28 of the Law on Credit Institutions and within the period stipulated by article 29 Bis of said Law the subsidiary fails to correct such situation, or, with respect to the revocation cause stipulated in Fraction V, the subsidiary does not invoke the regime of conditioned operation or it does not reimburse the capital, on the understanding that the Company shall carry out the execution of the cancellation or remission clause the working day following the expiration of the term mentioned in Article 29 Bis of the Law on Credit Institutions.

To this end, it may be agreed that said cancellation or remission will have effect on principal and interest on a total or partial basis from the moment the assumptions stipulated in the paragraph above are updated or from any previous moment, so that such cancellation or remission is applied to the amounts not yet payable or liquid, or, to those amounts that have not been paid by the Company.

If the Company stipulates mechanisms for granting any premium to holders of titles totally or partially expired after the corresponding cancellation or remission, it shall be stipulated that such mechanisms can only be implemented when the banking subsidiary of the Company is classified at least in the Category II of Article 220 of the abovementioned regulations and the result of dividing the Core Capital by the Total Risk Weighted Assets is higher than 5.125% (five point one two five percent). Likewise if one of the financial entities of Grupo Financiero Santander Mexico do not present insufficient capital in accordance with the rules referred to in the penultimate paragraph of article 91 of the Law for the Regulation of Financial Groups. The foregoing in congruence with what is established in article 118, section III of the mentioned Law.

Under this assumption, the issue certificate and the corresponding titles as well as the information prospectus and any other instrument documenting the issue shall include the mechanism for granting premiums and the corresponding term for it. The premium can only consist on the delivery of ordinary stock of the Company. The premium agreed by the Company pursuant to the paragraph above cannot be delivered if the banking subsidiary of the Company or the Company has received public resources pursuant to the terms of the Section One of Chapter II, Title Seven of the Law on Credit Institutions.

Likewise, the issue certificate and the corresponding titles as well as the information prospectus and any other instrument documenting the issue shall stipulate that the holder will perform the total cancellation or remission of the debt and its accessories or on a partial basis, in a determined or determinable proportion for the lowest amount between: (i) the totality of Equity Securities and (ii) the necessary amount so that the result of dividing the Core Capital by the Total Risk Weighted Assets of the banking subsidiary of the Company is 7.0% (seven percent). Each time the assumptions described in this section b) are updated, the partial remission or cancellation of the debt and accessories shall proceed under the terms described in this paragraph.

If it is determined that the support or credits are to be granted pursuant to the provisions in subsections a) and b) of paragraph II of Article 122 Bis of the Law on Credit Institutions, the total conversion into ordinary stock shall be carried out, or, alternatively, the total cancellation or remission of the debt mentioned in section XI of the abovementioned regulations, previous to such granting.

In addition, the Company shall include in the issue certificate and in the corresponding titles as well as in the information prospectus and in any other instrument documenting the issue, the following legend: "In every case, the conversion into ordinary stocks or the Company or the cancellation or remission of the debt and its accessories shall be performed before any provision of public resources carried out pursuant to the provisions in Section First of chapter II of Title Seventh of the Law on Credit Institutions with respect to the banking subsidiary of the Company.

THIRTEEN.-In addition to the share interest in the Holding Corporation in the financial entities members of the Financial Group, may carry out the investments listed in article 81 of the Law Regulating Financial Groups, subject to the general provisions issued for such purpose by the Ministry of Finance and Public Credit.

For the Holding Corporation to invest, directly or indirectly, in the financial entities that are not members of its Financial Group, it shall requires authorization from the Ministry of Finance and Public Credit, subject to the investment limits and requirements established by article 86 of the Law Regulating Financial Groups.

Likewise, in order to directly or indirectly invest in the Service and Real Estate Providers, the Holding Corporation shall require authorization from the Ministry of Finance and Public Credit.

The aforementioned authorizations issued by the Ministry of Finance and Public Credit shall be issued prior opinion from Banco de Mexico and the National Banking and Securities Commission.

Under the terms of the provisions of the Law Regulating Financial Groups, when the Holding Corporation holds an investment in financial entities that are not members of its Financial Group in Service and Real Estate Providers, the Holding Corporation shall have no additional obligations to those indicated in the financial and commercial law applicable.

FOURTEEN. - Increases of the fixed capital of the corporation may only be made by resolution of the Extraordinary General Meeting of Shareholders, and the consequent modification of the by-laws, subject to the prior authorization of the Ministry of Finance and Public Credit. The increases in the surplus, within the limits laid down in Article Seven of these by-laws will suffice when they are carried out by resolution of the Ordinary or Extraordinary General Assembly of Shareholders, as agreed upon, and that the corresponding minute is formalized before a notary public, except for the increases or decreases referred to in Article 56 of the Securities Market Law.

No increase may be ordered before the previously issued shares are paid in full.

When making the respective agreements, the Assembly of Shareholders that orders the increase shall establish the terms under which it is to be carried out.

The shares issued to represent the surplus of the capital stock and by resolution of the Assembly that decrees its emission, must be deposited in the treasury of the corporation, to be delivered as per the subscription is executed, they may be offered for subscription and payment by the Board of Directors, in accordance with the authority granted to them to this effect by the assembly of shareholders, in any case giving the shareholders of the corporation the right of preference referred to in this Article. The increases in capital may be done by capitalization of the reserves, or through additional contributions from the shareholders, on the understanding that the legal provisions established for the tenure of actions by a Foreign Financial Institution shall at all times be complied with, directly or indirectly, under the terms of the Law Regulating Financial Groups.

In the case of increase by capitalization of the reserves, all the ordinary shares will be entitled to the proportional part of the reserve that corresponds to them.

In the increases by payment in cash or in kind, holders of the existing shares at the time of the increase in question, will have the preference to subscribe the new shares that are to be issued in proportion to the number of shares they hold at the time of the increase, within fifteen days following the date of publication of notice in the Official Gazette of the Federation, which shareholders recognize as the official newspaper of the registered office, and in one of the major newspapers of the said address.

In case of expiration of the period during which the shareholders have a right to exercise the preference given to them by this Article, unsubscribed shares may still remain, these may be offered for subscription and payment in the conditions and time limits established by the Assembly that decreed the capital increase, or in the terms available to the board of directors, when applicable.

FIFTEEN.- Pursuant to article 130 of the General Law of Business Associations, the corporation agrees that the transfer of shares, which represent its capital stock, will only be carried out with the authorization from its Board of Directors.

The corporation may issue unsubscribed shares kept in treasury, to be subsequently subscribed by the public, provided they adjust to the following:

I.	That the general special shareholders’ meeting approves the maximum amount of the capital increase and the conditions under which the corresponding share issuance is carried out.

II.	That the subscription of the issued shares is carried out through public offering, prior filing before the Registry, in each case, complying with the provisions of that Law Regulating Financial Groups and other provisions of a general nature deriving thereof.

III.	That the amount of the subscribed and paid capital is announced when the authorized capital represented by the issued and unsubscribed shares is published.

The preferential subscription right referred to by article 132 of the General Law of Business Associations, shall not apply regarding capital increase through public offering.

Any shareholder voting against the resolutions during the Meeting, shall be entitled to claim from the corporation placement of their shares, at the same price as the shares subject matter off the issuance are offered to the public. The corporation shall have the obligation of placing, first, shares belonging to the disagreeing shareholders. In any event, such shareholders shall pay the commissions corresponding to the underwriters and execute the agreements required to achieve the placement.

SIXTEEN.- The decreases to the fix portion of the capital stock shall be carried out by means of resolution of the General Special Shareholders’ Meeting and the resulting amendment to the corporate by-laws, subject to prior approval from the Ministry of Finance and Public Credit.

The capital decreases in its variable part, may be carried out by resolution of the General Ordinary Shareholders’ Meeting with the sole formality that the corresponding minute shall be formalized before public notary.

The capital decreases to absorb losses shall be in proportion, first in the variable capital, and secondly in the fixed portion, of the capital stock.

Shareholders of the variable portion of the corporation’s capital stock shall not have the right to withdrawal referred to by article 220 of the General Law of Business Associations.

The corporation may redeem shares with distributive profits, without decreasing its capital stock under the terms of article 136 of the General Law of Business Associations, by resolution of the General Special Shareholders’ Meeting.

SEVENTEEN.- Every capital stock increase or decrease shall be recorded in a specific book that the corporation shall preserve for that purpose.

CHAPTER III

OF THE SHAREHOLDERS’ MEETINGS

EIGHTEEN.- The General Shareholders’ Meeting is the supreme organism of the corporation.

Meetings shall be Ordinary, Special and of Class.

General ordinary shareholders’ meeting, in addition to the what is provided in the General Law of Business Associations and pursuant to the provisions of article 63 of the Law Regulating Financial Groups, shall meet to approve the acts intended by the corporation or its financial entities, in the span of a fiscal year, when representing twenty per cent or more of the consolidated assets based on the corresponding amounts upon closing of the quarter immediately prior, regardless of how it is executed, either simultaneously or successive, but that due to its nature can be deemed as a single transaction. In these meetings shareholders holders of voting shares may vote, even limited or restricted.

In such Meetings shareholders entitled to vote, even limited or restricted, may vote.

Special Meetings shall meet to address any of the issued referred y Article 182 of the General Law of Business Associations or to approve any amendment to the Responsibilities Agreement referred by Article 119 of the Law Regulating Financial Groups and Article Fifty Fifth of this By-laws. Class Meetings shall meet to address matters that may affect the rights of shareholders of any series, when the latter meet to appoint the members of the Board of Directors, they shall be governed by the provisions of Article 27 –L of the Law Regulating Financial Groups. All other Meetings shall be Ordinary, including the corporation’s variable capital increase or decrease.

NINETEEN.- Calls for general shareholders’ meeting shall be signed by the Chairman and/or Secretary and/or one of the Alternate Secretaries of the Board of Directors. However, shareholders with voting shares, even limited or restricted, representing at least ten per cent of the capital stock may request in writing, at any time that the Board of Directors call a General Shareholders’ Meeting to discuss matters specified therein.

Shareholders who hold voting shares, even limited or restricted, who individually or jointly hold ten per cent of the corporation’s capital stock shall be entitled to:

I. Appoint and revoke in general shareholders’ meeting a member of the board of directors. Such appointment, can only be revoked by the other shareholders when in turn the appointment of all the rest of the members is revoked, in which case the substituted persons may not be appointed in such capacity during the twelve months immediately following the date of revocation.

II. Request from the chair of the board of directors or committees performing the functions is matters of corporate practices and audits referred to by the Law Regulating Financial Groups, at any time, to call a general shareholders’ meeting, without being applicable for that purpose the percentage indicated in article 184 and 199 of the General Law of Business Associations.

The corporation’s shareholders, without prejudice of the provisions of other laws or these by-laws shall enjoy the following rights:

I. Have at their disposal, in the corporation’s offices, the information and documents regarding each of the points contained in the agenda of the corresponding shareholders’ meeting, gratuitously and with at least fifteen natural days prior to the date of the meeting.

II. Prevent that matters under the title of general or equivalents be addressed at the general shareholders’ meeting.

III. Be represented in the shareholders’ meetings by persons crediting their capacity by means of power of attorney’s forms drafted by the corporation and placing at its disposal through stock market brokers or the corporation itself, at least fifteen days prior to the holding of each meeting.

The aforementioned forms shall meet at least the following requirements:

a)	Clearly indicate the corporation’s corporate name, as well as the respective agenda.

b)	Have space for the instructions indicated by the grantor for the exercise of the power.

c)	The board’s secretary shall be bound to verify compliance with the provisions of this fraction and inform the meeting in that regard, which shall be recorded in the respective minute.

IV.        Judicially oppose pursuant to the provisions of article 201 of the General Law on Business Associations, to the resolutions of the general meetings, provided they enjoy the right to vote in the corresponding matter, when individually or jointly they hold twenty per cent of the capital stock, without applying the percentage referred to therein.

V.        Agree among them:

a) Obligations to not develop business lines that compete with any of the members of the Financial Group or holding corporation, limited in time, subject and geographical scope, without such limitations exceeding of three years counted from the date when the shareholder cease participating in the Holding Corporation and without prejudice of the provisions of other laws applicable.

b) Rights and obligations that establish purchase or sale options of shares representing the capital stock of the corporation such as:

I.	One or several shareholder may only alienate all or part of their share interest, when the purchaser also undertakes to purchase a part or all the shares of another shareholder, at arm’s length basis.

II.	That one or several shareholders may demand the other partner the alienation of all or part of their share ownership, when the latter accept a purchase offer, at arm’s length basis.

III.	That one or several shareholders have the right to alienate or purchase from other shareholders, that shall be required to alienate or purchase, a applicable, all or part of the share ownership subject matter of the transaction, at a determined or determinable price.

IV.	That one or several shareholders are required to subscribe and pay certain number of shares representing the capital stock of the corporation, at a determined or determinable price.

c)       Alienations and other legal acts pertaining to ownership, disposal or exercise of the preference right referred to in article 132 of the General Law on

Business Associations, irrespective that such legal acts are carried out with other shareholders or with persons other than the latter.

d)       Agreements for the exercise of the voting right in a shareholders meeting, without for such purpose applying article 198 of the General Business Associations Law.

e)       Agreements for the alienation of their shares in public bid.

The agreements referred to in this fraction may not be enforceable to the corporation, except regarding a judicial resolution, therefore breach shall not affect the validity of the vote of the shareholders’ meeting.

The members of the board of directors, the managing director and the individual appointed by the corporation to provide external audit services, may attend the corporation’s shareholders’ meetings. For the case of a person that renders external audit services, it shall abstain from being present with respect to such matters of the agenda where it has a conflict of interest or that might compromise its independence.

Any shareholder who holds a share shall have the same right in any of the events referred to by Article 185 of the General Law of Business Associations. If the call is not made within fifteen days following the date of request, a Civil Judge for common law or a District Judge in civil matters of the corporation’s address, shall do so upon request from any interested party.

TWENTIETH.- Calls for a Meeting shall be published in the electronic system established by the Secretary of Economy, at least fifteen days prior to the date established for the Meeting. Calls shall contain the agenda and shall be signed by the person or persons that make them, in the understanding that if made by the Board of Directors they may be signed by the Chairman, Secretary or any of the Alternate Secretaries.

From the time of publication of the call for a shareholders’ meeting, the information and documents related to each of the points established in the agenda shall be placed at the disposal of shareholders, promptly and gratuitously.

If the Meeting cannot be held on the day indicated a second call shall be made stating such circumstance, within a term that shall not exceed of fifteen working days. The new call shall contain the same information as the first and be published in the same media as the first call, with at least five working days prior to the date of holding the Meeting by virtue of a second call. The same rules shall apply in the event a subsequent call is necessary.

Meetings can be held without prior call, if the capital stock were fully represented at the time of voting.

The call for Meetings shall clearly indicate the place, day and time where the respective Meetings shall be held, in the understanding that they must be held under penalty of nullity, in the corporation’s corporate address except in the event of acts of God or force majeure.

If in a Meeting, irrespective if Ordinary, Special or of Class, all the shareholders are gathered, such Meeting may address and resolve matters of any nature, even those not contained in the respective agenda.

TWENTY FIRST.- According to article 31 of the Law Regulating Financial Groups shareholders who request the corresponding admission card shall be admitted in a shareholders’ Meeting, crediting ownership of shares through a complemented certificate issued by the institution for the deposit of securities, if applicable, with the list referred to by the Securities Market Law and, therefore appear registered in the Stock Ledger preserved by any institution for the deposit of securities on behalf of the corporation, as owners thereof. Such log shall be deemed as closed three working days prior to the date provided for holding the Meeting.

TWENTY SECOND.- The persons attending the corporation’s Meetings in representation of shareholders, shall credit their capacity through a power of attorney granted in the forms drafted by the corporation itself, which shall meet the requirements indicated in article 31 and 65 of the Law Regulating Financial Groups.

The members of the Board of Directors may not represent shareholders in any Meeting.

TWENTY THIRD.- The Meetings’ minutes shall be recorded in the respective book and signed by the Chairman and Secretary.

TWENTY FOURTH.- Meetings shall be presided by the Chairman of the Board of Directors, and in his absence, by the person appointed by the shareholders present by a majority of votes.

The Secretary of the Board of Directors shall act as the Shareholders’ Meeting Secretary and, in his absence, the position shall be performed by any of the Alternate Secretaries. In absence of both the person designated by the shareholders present by majority of votes shall be appointed.

The Chairman of the Meeting shall appoint two tellers form among the shareholders or their representatives who are present, who shall sign the attendance list wherein the number of votes representing each shareholder or attorney-in-fact and the total amount of shares present shall be indicated and shall verify compliance with the provisions of Article 31 of the Law Regulating Financial Groups.

TWENTY FIFTH.- General ordinary meetings shall be held at least once a year, within the four months following closing of each fiscal year, in compliance with the provisions of Article 181 of the General Law on Business Associations. Furthermore, the report referred to by the general statement of Article 172 of the aforementioned Law, in respect to the fiscal year immediately prior of all the corporations, which are part of the group, shall be filed before the meeting.

TWENTY SIXTH.- In order for a General Ordinary Shareholders’ Meeting to be deemed as legally installed by virtue of the first or subsequent call, it must be represented therein at least half of the shares representing the capital stock entitled to vote, and its resolutions shall be valid when taken by a majority of votes of the shares represented therein.

TWENTY SEVENTH.- In order for a General Special Shareholders’ Meeting to be deemed as legally installed by virtue of the first call, it shall be represented therein at least seventy five per cent of the capital stock, and its resolutions shall be valid when taken by the favorable vote of shares representing, at least, fifty per cent of the capital stock.

In the event of second or subsequent Call, General Special Shareholders’ Meeting may be held, if at least fifty per cent of the capital stock is represented therein, and its resolution shall be valid, if taken by the favorable vote of at least the same percentage of the capital stock.

For Class Meetings the same rules provided herein for Special Meetings shall apply.

The corporation’s shareholders, upon exercising their voting rights, shall adjust to the provisions of article 196 of the General Law of Business Associations. To that purpose, it shall be assumed, unless otherwise proven, that a shareholder has in a determined transaction an interest contrary to that of the corporation or corporations controlled by the latter, when while preserving control of the corporation votes in favor or against the execution of the transactions attaining benefits which exclude the other shareholders or such corporation or corporations controlled by the latter.

Actions against shareholders, who fail to comply with the provisions of the previous paragraph, shall be exercised under the terms of the provisions of article 54 Law Regulating Financial Groups.

TWENTY EIGHTH.- In the event of cancellation of registry of the corporation’s securities in the National Registry of Securities, either upon request of the corporation itself or by resolution adopted by the Banking and Securities Commission, under the terms of article 108 of the Securities Market Law, the corporation shall subject to the following:

I.- When serious or reiterated violations to the Securities Market Law are committed, or, when its securities fail to meet the requirements to preserve its stock market listing, in which cases the corporation shall be bound, prior requirement from the Banking and Securities Commission to make a public offering in a maximum period of one hundred and eighty natural days, counted from the time the requirement enters into effect, applying the provisions of articles 96, 97 and 98 fractions I and II, and 101 first paragraph of the Securities Market Law, as well as the following rules:

a)	The offer shall be exclusively addressed to the shareholders or holders of credit instruments representing the issuer’s shares, which are not part, at the time of the requirement from the Banking and Securities Commission, of the group of persons who holds control of the corporation.

b)	The offer shall be made at least at the price which results higher between the market value and the book value of the shares or credit instruments, representing such shares, according in the latter case, to the last quarterly report filed before the Banking and Securities Commission and to the stock market before commencing of the offer, adjusted when such value has been modified pursuant to the criteria applicable to the determination of relevant information, in which case, the most recent financial information in the possession of the corporation shall be taken into consideration and submit a certification from one of the corporation’s authorized officials in respect to the determination of book value.

The market value shall be the average price weighted per volume of the transactions carried out over the last thirty days from negotiation of the shares or credit instruments representing such shares, prior to commencement of the offer, during a period that shall not exceed of six months. In the event the number of days when the aforementioned shares or credit instruments have been negotiated, during the indicated period is less than thirty, the days effectively negotiated shall be taken into account. When there were no negotiations in such period, the book value shall be taken into consideration.

In the event the corporation has more than one series of shares listed, the average referred to in the above paragraph shall be carried out by each of the series intended to be cancelled, having to take as market value for the public offering of all series, the highest resulting average.

c)	the corporation, shall allocate in trust for a minimum period of six months, counted from the date of cancellation, the necessary resources to acquire at the same price of the offer the securities of the investors who did not attend the same.

The person or group of persons, who hold control of the corporation when the Banking and Securities Commission makes the aforementioned requirement, shall be subsidiary responsible with the corporation for compliance with the provisions of this fraction.

The Banking and Securities Commission may order, at the expense of the corporation, the performance of an assessment by an independent expert with the purpose of determining the offering price when deemed necessary for the protection of the investing public’s interests.

The corporation may not place again securities among the investing public until a year has lapsed counted form the corresponding cancellation.

II. The issuer so requests it, prior resolution of its general special shareholders’ meeting and with the favorable vote of the holders of shares with or without voting rights, representing ninety five per cent of the capital stock.

Once the referred meeting’s resolution has been attained, a public purchase offering shall be carried out pursuant to the provisions of fraction I hereof.

The Banking and Securities Commission may established by general provisions exceptions to the obligation to carry out the aforementioned public offering, when by virtue of the reduced number of instruments placed among the investing public and their amount justifies it, but in any event the trust referred to by item c) of fraction I herein shall be constituted.

III.- The corporation’s board of directors shall make its opinion known to the public regarding the offer price, adjusting to the provisions of article 101 of the Securities Market Law.

Upon cancelling filing of the shares representing its capital stock in the National Registry of Securities, the corporation shall cease having the nature of stock market Company, remaining subject to the provisions of article 108 of the Securities Market Law, for corporations.

The Banking and Securities Commission may authorize the use of a different basis for the determination of the offer price, taking into consideration the corporation’s financial situation and perspective, provided the approval of the corporation’s board of directors is granted, prior the opinion from the committee which performs functions in matters of corporate practices, in which the reasons why it is deemed reasonable to establish a different price are contained, supported by the report from an independent expert.

The corporation shall be exempted from carrying out the public offering referred to by article 108, fraction II of the Securities Market Law, provided it credits before the Banking and Securities Commission having the consent from the shareholders representing at least 95% of the corporation’s capital stock, granted by means of a resolution from the meeting; that the amount to be offered for the shares places among the greater investing public is less than 300,000 investment units, and the trust referred to by the last paragraph of the aforementioned fraction II is constituted, as well as notify the cancellation and constitution of the aforementioned trust through SEDI. The foregoing provisions shall be applicable to the common shares certificates over shares, as well as titles representing two or more shares or one or more share series of the corporation.

TWENTY NINTH.- Upon request from the shareholders representing ten per cent of the shares represented in a Meeting, voting of any matter in respect to which they do not deemed sufficiently informed, shall be postponed for three days without the need of a new call.

CHAPTER IV

MANAGEMENT OF THE CORPORATION

THIRTIETH.- The Shareholders’ Meeting may appoint an Executive Director who shall also be called “CEO” and shall have within his field of competence the corporation’s direction and management. Any mentioned by the corporation to the position in question in formal legal acts shall invariably refer to the position of “CEO and Executive Director”. The corporation shall supervise and comply with the guidelines provided for that purpose by the Law Regulating Financial Groups, as well as the By-Laws.

THIRTY FIRST.- The Corporation shall have Control of the general shareholders’ meetings and of management of all the financial entities members of the Financial Group, therefore it shall have the possibility to appoint or remove the majority of the members of the board of directors of each of the aforementioned financial entities.

The corporation’s management and representation shall be in charge of a Board of Directors, which shall be comprised by a maximum of fifteen members, of which, at least, twenty five per cent shall be independent. For every owner member its respective alternate may be appointed, provided that the alternate members of the independent members, shall have that same capacity.

With the purpose of integrating the Board of Directors, shareholders of the series “F” representing at least fifty one per cent of the paid capital stock shall appoint half plus one of the members and for every ten per cent of shares of this series that exceeds this percentage, shall be entitled to appoint one more member. Shareholders of the series “B” shall appoint the remaining members.

The appointment of the members shall be made in a class meeting of every share series.

General Shareholders’ Meetings where the members of the board of directors are appointed or ratified or, if applicable that in which such appointments or ratifications are informed shall qualify the independence of its members.

The board of directors’ members shall exercise their functions seeking the creation of value in benefit of the corporation, without favoring a determined shareholder or group of shareholders. For that purpose, they shall act with diligence adopting reasoned decisions and complying with all the duties imposed pursuant to the provisions of article 40 of the Law Regulating Financial Groups and these by-laws.

THIRTY SECOND.- The board of directors, in the diligent exercise of the functions conferred by the Law Regulating Financial Groups and these by-laws, shall act in good faith and in the best interest of the corporation and corporations controlled by the latter, for which it may:

I.	Request information from the Holding Corporation and financial entities reasonably necessary for making decisions.

For that purpose, the corporation’s board of directors may provide, prior opinion from the committee, which performs functions in matters of audit, guidelines establishing the form of such requests, and, if applicable, the scope of the information requests by the members.

II.	Require the presence of the relevant directors and other persons, including external auditors of the Corporation and financial entities members of the Group that might contribute or contribute elements for decision making in the board’s sessions.

III.	Postpone the board of directors’ session, when a member has not been called or this was not made in time or, if applicable, because the information delivered to the other members was not provided. Such postponement shall be of up to three natural days being able the board to meet without the need of a new call, provided the difference has been corrected.

IV.	Deliberate and vote, requesting the presence, if so wished, exclusively of the members and secretary of the board of directors.

The members of the board of directors, the relevant directors and other persons with the corporation’s representation authority shall provide as necessary to comply with the provisions of the Securities Market Law, in compliance with the provisions of Article 47 of the Law Regulating Financial Groups.

The information submitted before the corporation’s board of directors by the relevant directors and other employees, both of the corporation as corporations controlled by the latter, shall be signed by the persons responsible for its content and drafting.

The members of the board of directors and other persons holding an employment, position or commission in any of the corporations controlled by the corporation or where the latter has significant influence, shall not breach the discretion and confidentiality provided by the Securities Market Law, or other legislations, when the information is provided pursuant to the provisions herein to the corporation’s board of directors, relating to the referred corporations.

The members of the corporation’s board of directors shall fail their due diligence and shall be liable under the terms of the provisions of article 49 of the Law Regulating Financial Groups, when they cause property damage to the corporation or its financial entities, by virtue of the occurrence of any of the following assumptions:

I.	They abstain from attending, except for reasonable causes in the opinion of the shareholders’ meeting, to the board’s sessions and, if applicable, committees of which they are part, and that due to their absence the entity in question was unable to be legally installed.

II.	Fail to reveal to the board of directors or, if applicable, to the committees of which they are part of, the information necessary for the appropriate decision making in such corporate entities, unless bound by law or contractually to keep secrecy or confidentiality in that respect.

III.	Fail to comply with the duties imposed by the Law Regulating Financial Groups or these by-laws.

The responsibility consisting of indemnifying damages and losses caused to the Holding Corporation of the Financial Group or financial entities, due to lack of diligence from the members of the Corporation’s board of directors, due to the acts, executed or the decisions taken in the board or of those that are not taken because such corporate body was not able to legally convene shall be joint between the persons responsible who executed the act, adopted the decision or caused the aforementioned corporate body not to meet. Such indemnity may be limited in the terms and conditions indicated in the corporate by-laws or by agreement of the general shareholders’ meeting, provided it is not pertaining to fraudulent acts or in bad faith, or illegal pursuant to this or other laws.

The Corporation may agree indemnities and hire in favor of the members of the board of directors insurances, bonds or guarantees that cover the amount of the indemnity for the damages caused by their action to the Holding Corporation or financial entities, except regarding fraudulent acts or in bad faith, or, illegal pursuant to this or other laws.

THIRTY THIRD.- The members and secretary of the corporation’s board of directors, shall keep confidentiality in respect to the information and matters of which they have knowledge on account of their position in the corporation, when such information or matters are not of a public nature.

The members and, if applicable, the secretary of the board of directors, who have a conflict of interest in any matter, shall abstain from participating and being present in the deliberation and voting of such matter, without this affecting the quorum required for the installment of the aforementioned board.

The members shall be jointly liable before those who preceded them in the position, for the irregularities incurred by the latter if, knowing them, failed to informed them in writing to the committee with functions in matters of audit and the external auditor. Likewise, such members shall be bound to inform the audit committee and external auditor, of all those irregularities of which they had knowledge during the time they hold office and related with the corporation or the financial entities.

THIRTY FOURTH.- The members and the secretary of the Corporation’s board of directors will incur in professional misconduct before the Corporation and, consequently, shall be liable for the damages and losses caused to the same or to the financial entities when, without legal cause, by virtue of their example, charge or position, they attain economic benefits for themselves or attempt to attain them for third parties, including a determined shareholder or group of shareholders.

Likewise, the members of the board of directors shall incur in professional misconduct before the Corporation or financial entities, being liable for the damages and losses caused to the latter or former, when they carry out any of the following behaviors:

I.       Vote in meetings of the board of directors or take determinations in connection with the Corporation’s estate or financial entities with conflict of interest.

II.       Fail to disclose, in matter addressed at the meetings of the board of directors or committees of which they are part of, the conflict of interests they have with respect to the Corporation or financial entities. For such purpose, the members shall specify the details of the conflict of interest, unless they are required by law or contract to keep secret or confidentiality in that respect.

III.       Knowingly favor, a determined shareholder or group of shareholders of the Corporation or financial entities, in detriment or prejudice of the other shareholders.

IV.       Approve the acts executed by the Corporation or financial entities, with Related Persons, without adjusting or complying with the requirements established by the Law Regulating Financial Groups.

V.       Take advantage for themselves or approve in favor of third parties, the use or enjoyment of the goods that are part of the Holding or financial entities’ estate, in breach of the policies approved by the board of directors.

VI.       Misuse of information that is not publicly knows, pertaining to the Corporation or financial entities.

VII.       Take advantage or exploit, in their own benefit or in favor of third parties, without approval from the board of directors, the business opportunities that correspond to the Corporation or financial entities.

For such purpose, it shall be deemed unless otherwise proven, that they take advantage or exploit a business opportunity corresponding to the Corporation or financial entities, when the member, directly or indirectly, carries out activities that:

a)       Are of the ordinary or normal line of business of the Corporation itself or of the financial entities.

b)       Implies the execution of a transaction or business opportunity that is originally addressed to the Corporation or financial entities.

c)       Engages or intends to engage in commercial or business projects to be developed by the Corporation or financial entities provided the member has prior knowledge thereof.

The provisions of the first paragraph of this article, as well as fractions V to VII, shall also be applicable to persons who exercise Executive Authority in the Corporation.

Regarding financial entities, the liability for professional misconduct shall be enforceable against the members and secretary of the board of directors of such corporation who contribute to the attainment, without legal cause, of the benefits referred to in the first paragraph of this article.

THIRTY FIFTH.- The members and secretary of the Corporation’s board of directors shall abstain from the performance of any of the behaviors indicated below:

I.       Generate, broadcast, publish or provide the Corporation’s or financial entities’ information to the public , knowing it is false or induces to error, or, cause any of such to be carried out.

II.       Order or cause to omit record of the acts carried out by the Corporation or financial entities, as well as alter or instruct to alter the records to hide the true nature of the acts executed, thus affecting any item of the financial statements.

III.       Withhold, omit or cause to withhold or omit to disclose information that, in terms of this legal regulation, must be disclosed to the public or shareholders.

IV.       Order, allow or accept to file false data in the Corporation’s or financial entities´ accounting. It shall be presumed, except for evidence in the contrary, that the data included in accounting are false when the authorities, in exercise of its authority, requires information pertaining to accounting records and the Corporation or financial entities wherein it exercises Control does not have it and the information on which the accounting records are based cannot be credited.

V.       Destroy, modify or order the destruction or modification, complete or partial, of the accounting systems or records or documentation that gives rise to the Corporation’s or financial entities’ accounting entries, prior to the expiration of the legal conservation periods and with the purpose of hiding its record or evidence.

VI.       Destroy or order the full or partial destruction, of information, documents or files, including electronic, with the purpose of impeding or hindering the surveillance acts of the competent Commission.

VII. Destroy or order the full or partial destruction, of information, documents or file, including electronic, with the purpose of manipulating or withholding data or information of the Corporation to those parties who have a legal interest in knowing them.

VIII.       File before the Supervising Commission false or altered documents or information, in order to hide its true content or context.

IX.       Alter the active or passive accounts or the conditions of the agreements, make or order the recording of non-existing transactions or expenses, exaggerate the real ones or intentionally carry out any illegal act or transaction forbidden by law, causing in any of such events determent or loss in the estate of the Corporation or financial entities in question, in own economic benefit, either directly or through a third party.

The provisions of this article will also apply to the persons who exercise Executive Authority in the Corporation.

THIRTY SIXTH.- The responsibility consisting of indemnifying damages and losses caused on account of the actions, facts or omissions referred to in the previous article, shall be joint among the persons who executed, adopted the decision and shall be enforceable as consequence of the damages and losses caused. The corresponding indemnity shall cover the damages and losses caused to the Holding Corporation or to the financial entities and, in any event, shall proceed to the removal of the responsible parties from their positions.

The affected Holding Corporation, in no event, may agree otherwise, nor provide in its by-laws, to claims, benefits or exclusives of responsibility, that limit, release, substitute or set-off the obligations on account of the liability referred b y the sections mentioned in the previous paragraph, nor hire in favor of any person insurances, bonds, or guaranties covering the amount of the indemnity for damages and losses caused.

THIRTY SEVENTH.- The responsibility consisting of indemnifying damages and losses caused on account of the actions, facts or omissions referred to in Section II of Chapter III of the Second Title of the Law Regulating Financial Groups, shall be joint among the persons who executed, adopted the decision and shall be enforceable as consequence of the damages and losses caused.

The Corporation, in no event, may agree otherwise, nor provide in its by-laws, to claims, benefits or exclusives of responsibility, that limit, release, substitute or set-off the obligations on account of the liability referred b y the sections mentioned in the previous paragraph, nor hire in favor of any person insurances, bonds, or guaranties covering the amount of the indemnity for damages and losses caused.

THIRTY EIGHTH.- The liability resulting from acts referred to by the Law Regulating Financial Groups, , shall be exclusively in favor of the Corporation or of the financial entities, which suffers property damages.

The action to claim liability may be exercised:

I.	By the corporation.

II.	By the financial entity.

III.	By the shareholders of the Corporation who, individually or jointly, represent fifteen per cent or more of the corporation’s capital stock.

The plaintiff may negotiate a settlement in trial for the amount of the indemnity for damages and losses, provided it is previously submitted for the approval of the Corporation’s board of directors, the terms and conditions of the corresponding legal settlement. The absence of such formality shall cause the respective nullity.

The enforcement of the actions referred to by this article shall not be subject to compliance of the requirements provided in articles 161 and 163 of the General Law of Business Associations. In any event, such actions shall comprise the aggregate amount of the liabilities in favor of the corporation or corporations controlled by the latter or wherein it has significant influence and not only the personal interest of the plaintiff or plaintiffs.

The liability action enforced by the corporation or by the shareholders thereof, who individually or jointly represent 15% or more of the corporation’s capital stock, in favor of the financial entities or corporations controlled by the latter, shall be independent of the actions corresponding to be exercised by the financial entities, or the shareholders of any of them pursuant to the provisions in that respect of article 161 and 163 of the General Law on Business Associations

The actions which purpose is to claim liabilities under the terms hereof, shall lapse in five years counted from the day when the act or fact which resulted in the corresponding property damage is carried out.

In any event, the persons who at the judge’s judgment have exercised the action referred to in this article, with temerity or bad faith, shall be convicted to payment of legal expenses under the terms of the Commercial Code.

THIRTY NINTH.- The members of the board of directors shall not incur, individually or jointly, in liability for damages or losses caused to the Corporation or financial entities , as a result of acts executed or decisions taken, when acting in good faith, if any of the following liability exclusives occur :

I.	Comply with the requirements set forth by the Law Regulating Financial Groups or the corporate by-laws for the approval of matters that fall within the scope of the board of directors or, if applicable, the committees of which they are a part of.

II.	Take decisions or vote in the board of director’s meetings, based on the information provided by the Relevant Directors, the corporation providing external audit services or independent experts, whose capacity and credibility do not five rise to reasonable doubt.

III.	They selected the most convenient alternative, to the best of their knowledge, or negative property effects not foreseen, in both cases, based on the information available at the time of the decision.

IV.	Comply with the agreements of the shareholders’ meeting provided these are not in breach with the law.

FORTIETH.- The members of the Board of Directors may be partners or persons alien to the corporation, and shall meet the requirements provided by the Law Regulating Financial Groups for that purpose, they shall hold office for the term established by the General Ordinary Shareholders’ Meeting which appointed them, being able to be reelected, and shall receive the compensations determined by the General Ordinary Shareholders’ Meeting. The members shall continue to hold office, even when the terms for which they were appointed have lapsed or due to resignation of their positions, up to a period of 30 natural days, in lack of appointment of the substitute or when the latter does not take office, without being subject to the provisions of article 154 of the General Law of Business Associations.

The board of directors may appoint provisional members, without the involvement of the shareholders’ meeting, when any of the assumptions indicated in the previous paragraph or article 155 of the General Law of Business Associations occurs. The shareholders’ meetings shall ratify such appointments or shall assign alternate members in the meeting following the occurrence of the event, without prejudice of the right that the shareholders of the corporation have to appoint members pursuant to the provisions of article 65, fraction IV of the Law Regulating Financial Groups The corporation shall verify compliance with the requirements indicated in Articles 34 and 35 of the Law Regulating Financial Groups, by the persons assigned as members, executive directors and officials with the two immediately inferior hierarchies to the latter, prior to commencement of their functions.

By independent members, it shall be understood the person who is alien to the corporation’s management and the financial entities integrating the Financial

Group, and who gather the requirements provided by Law Regulating Financial Groups, as well as the conditions determined by the Banking and Securities Commission in the general provisions issued for that purpose.

In no event can the following persons be independent members:

I.	The Corporation’s officials and employees, except for its Executive Director and officials holding positions in the two administrative hierarchies immediately inferior, during the twelve months immediately prior to the time when their appointment is intended, without these constituting more than a third part of the Board of Directors;

II.	The spouse or concubine of any member, as well as the persons related by blood or marriage until the fourth degree, or civil, with more than two members;

III.	The persons who have a pending litigation with the Corporation or with any or several of the financial entities;

IV.	The persons sentenced for economic fraudulent crimes; those incapacitated from exercising commerce or perform an employment, position, charge or commission in public service, or Mexican financial system;

V.	Those declared in bankruptcy or bankruptcy proceeding;

VI.	Public officials who exercise inspection and surveillance, or regulatory functions of the Corporation or financial entities, except if the federal government holds an interests in the capital stock of the referred Holding Corporation or aforementioned entities or receive support from the Institute for the Protection of Bank Savings; and

VII.	The persons who have performed the position of external auditor of the Corporation, of any of the financial entities that are part of the same Consortium to which such corporation belongs, during the twelve months immediately prior to the date of appointment.

The members of the Corporation that participate in the Holding Corporations’ board of directors of other Financial Groups or financial entities whether they are members or not of its Financial Group, shall disclose such circumstance to the shareholders’ meeting at the time of their appointment.

The majority of the members must be Mexican or foreigners residents in national territory, under the terms of the provisions of the Federal Fiscal Code.

FORTY FIRST.- The Board of Directors, in its first session immediately after the Meeting that appointed it, shall appoint from among its members owners of the Series “F” the Chairman, and the persons to fill the positions created for the better performance of its functions.

The Board of Directors shall appoint a Secretary and one or more Alternate Secretaries, who shall not be part of such corporate body, and shall remain subject to the obligations and responsibilities provided by the Law Regulating Financial Groups.

Copies or records of the minutes of the Board and Shareholders’ Meeting meetings as well as of the entries contained in the non-accounting corporate books and registries, and in general, any document from the corporation’s file, may be authorized by the Secretary or by one of the Alternate Secretaries, who may also, jointly or severally, appear before public notary to formalize the aforementioned minutes.

FORTY SECOND.- The Chairman shall preside the Shareholders’ Meetings and the Meetings of the Board of Directors, complying with the agreements thereof without the need of any special resolution.

FORTY THIRD.- For the Board of Directors’ meeting to be valid, the attendance of at least fifty one per cent of the members shall be required, of which at least one shall be an independent member, and its resolutions shall be signed when taken by a majority of those present. In the event of tie the Chairman shall have a casting vote. The foregoing shall be carried out according to the integration of the Board of Directors and pursuant to the provisions of Article Thirty Second hereof.

The Board shall meet at least four times during each fiscal year. The Chairman of the Board of Directors or of the Committee, which performs corporate practices and audit functions referred to by the Law Regulating Financial Groups, as well as twenty five per cent of the members of the corporation, may call a meeting of the board and add in the agenda the points deemed appropriate. The corporation’s external auditor may be called to the board of directors’ meeting, as guests with voice and no vote, having to abstain from being present in respect to those issued in the agenda where they have a conflict of interest or that might compromise their independence.

FORTY FOURTH.- Calls for the Board of Directors’ meetings in any event may be signed by the Secretary or Alternate Secretary, shall be sent by mail, telegram, courier, communication via fax or any other means leaving reliable record of their receipt by the latter’s members, at least, five days prior to the date of the Session. Calls may be sent to members residing outside of the corporate address, by telegram, communication via fax or air courier deposited at least five days prior to the date of the Session.

FORTY FIFTH.- The Board of Directors Sessions shall be held in the corporate address or any other place deemed appropriate by such Board.

FORTY SIXTH.- The Board of Directors shall hold the corporation’s legal representation and shall be vested with the following authority:

1.- The corporation’s power for lawsuits and collection proceeding granted with all the general and special authority requiring special clause pursuant to the Law, therefore granting without any limitation, pursuant with the provisions of the first paragraph of Article 2,554 of the Federal Civil Code, shall be authorized enunciatively but not limited to file criminal complaints and sues and grant pardons, to become injured party or coadjutor in criminal proceedings, withdraw from actions filed and amparo trials, to settle, to submit to arbitration, to assign assets, to challenge judges, receive payments and execute all other acts expressly determined by Law, among which are included representing the corporation before judicial and administrative, civil or criminal authorities, before labor authorities and courts and before the Ministry of Foreign Relations to enter into agreements with the Federal Government under the terms of fraction first and fourth of Article 27 of the Constitution, its Organic Law and the Regulations thereof.

2.- For acts of administration and domain pursuant to the provisions of paragraphs second and third of Article 2,554 of the Federal Civil Code.

3.- To execute any kind of credit instruments, under the terms of Article 9 of the General Law on Securities and Credit Transactions, provided these are for the performance of the corporate purpose and without this implying receipt or granting of any loan, with the exception of the provisions of the Law Regulating Financial Groups.

4.- To open and cancel bank accounts on behalf of the corporation, as well as to make deposits and draw against them and appoint the persons who may draw against the same.

5.- Establish general strategies for management, conduction and execution of the business of the corporation and of the financial entities integrating the Group.

6.- Monitor through the Committee in charge of corporate practices, the management and conduct of the corporation and of the financial entities forming the Group and, if applicable, the corporations wherein the corporation exercises control, taking into consideration the latter’s relevance in the financial, administrative and legal situation of the corporation, as well as the performance of the relevant directors.

7.- Approve prior opinion from the competent committee:

a).- The policies and guidelines for the use or enjoyment of the assets that are part of the corporation’s estate and that of the financial entities of the Group, by related persons.

b).- The acts of each one individually, with Related Persons, intended to be executed by the Corporation.

The acts indicated below, shall not require the approval from the Board of Directors, provided they abide by the policies and guidelines approved by the board for such purpose.

2.- The acts carried out between the Corporation and the financial entities members of the Financial Group provided that:

i) Are in the ordinary or normal course of business,

ii) Are considered made at market prices or supported in assessments carried out by specialist external agents.

3. Those resulting from general labor benefits.

c) The acts executed, either simultaneously or successively, that due to their characteristics may be deemed as a single one and that are intended by the Corporation or the financial entities members of the Financial Group, over the course of a fiscal year, when unusual or not recurrent, or, due to their amount represent, based on the numbers corresponding to the closing of the quarter immediately prior in any of the following events:

c.1       The purchase or alienation of goods with value equal or higher than five per cent of the consolidated assets of the Financial Group.

c.2       Granting of guarantees or assumption of liabilities for an aggregate amount equal or higher than five per cent of the Financial Group’s consolidated assets.

Investments in debt securities or in bank instruments are excepted, provided they are carried out pursuant to the policies approved for that purpose by the Board itself.

d) To appoint and, if applicable, removal of the executive director of the Holding Corporation and their wholesome contribution, as well as the policies for the appointment or wholesome retribution of the remaining Relevant Directors.

e) Policies for granting of loans for consumption, loans or any other type of credits or guarantees to Related Persons.

f)       The exemptions for a member, Relevant Director or person with Executive Authority, to cease business opportunities for themselves or in favor of third parties, corresponding to the corporation or to the Group’s financial entities, or those where they have significant influence. The exemptions for transactions which amount is lower to the one mentioned in letter c) of this point, may be entrusted to any of the Holding Corporation’s committees in charge of the functions in matters of audit or corporate practices referred to by the Law Regulating Financial Groups.

g)       The guidelines in matters of internal control and audit of the Holding Corporation and its financial entities.

h)       The Holding Corporation’s accounting policies adjusting to accounting policies, adjusting to the provisions of this Law.

i)       The Holding Corporation’s financial statements.

j)       Hiring of the corporation which provides external audit services, and if applicable, additional or complementary services to that of external audit.

When the determination by the board of directors is not in agreement with the opinions provided by the corresponding committee, the aforementioned committee shall instruct the executive director to disclose such circumstance to the general shareholders’ meeting that is held subsequently thereto, as well as to the National Banking and Securities Commissions within ten business days following the corresponding determination.

These authorizations do not release form the performance of the obligations with related persons established in the special laws of each of the financial entities members of the Financial Group.

8.- File before the general shareholders’ meeting that is held on account of the closing of the fiscal year.

I.	The reports referred to by article 58 of the Law Regulating Financial Groups.

II.	The report that the executive director prepares pursuant to the indications of article 59, fraction X of the Law Regulating Financial Groups, enclosing the external auditor’s report.

III.	The opinion from the board of directors regarding the content of the executive director’s report referred to in the previous item.

IV.	The report referred to by article 172, item B) of the General Business Associations Law wherein containing the main accounting policies and criteria and information followed in the drafting of the financial information.

V.	The report regarding the transactions and activities where it was involved pursuant to the provisions of the Law Regulating Financial Groups.

9.- Follow-up the main risks to which the Holding Corporation and its financial entities members of the Financial Group are exposed to, identifying them based on the information submitted by the committees, the executive director and the corporation providing external audit services, as well as the accounting systems, internal control and internal audit, registry, file or information of the latter and former, which might be carried out through the committee in charge of functions in audit matters.

10.- Approve information and communication policies with shareholders and the market, as well as with the members and relevant directors, to comply with the provisions of the Law Regulating Financial Groups

11.- Determine the corresponding actions in order to correct the known irregularities and implement the corresponding corrective measures.

12.- Establish the terms and conditions to which the executive director shall adjust in the exercise of its authority for acts of domain.

13.-The executive director shall comply with the requirements established by Articles 35, 41 and 60 of the Law Regulating Financial Groups.

To approve the information and communication policies with the shareholders and the market, as well as with the members and relevant directors, to comply with the provisions of article 44 of the Law Regulating Financial Groups.

14.- Perform its position without favoring a determined shareholder or group of shareholders, in detriment of others. For this purpose, it shall act diligently adopting reasoned decisions and in compliance with the remaining duties imposed under the Law Regulating Financial Groups or corporate by-laws.

15.- Instruct the executive director to reveal to the public the relevant events of which he has knowledge. The foregoing, without prejudice of the executive director’s obligation referred by article 59 fraction V of the Law Regulating Financial Groups.

16.- To drat the corporation’s Internal Work Regulations.

17.- To establish the corporation’s offices or branches in any part of the national territory.

18.- To call General Ordinary, Special or Class Shareholders’ Meeting in all the cases provided herein, or when deemed appropriate and establish the date and time when such Meetings must be held and monitor compliance with the agreements adopted by the latter, which shall be carried out by the committee which exercises audit functions.

19.- To determine the sense how the votes corresponding to shares owned by the corporation shall be rendered, in the General Shareholders’ Meeting of the financial entities, which form the Group, and of the corporations rendering complementary or auxiliary services to this corporation.

20.- To grant general or special powers exclusively connected with the powers referred by the previous points, but always reserving the enforcement thereof, as well as to revoke the powers granted.

21.- To establish rules regarding the structure, organization, integration, functions and powers of the internal committees and of the work commissions deemed necessary, appoint their members, and establish their compensation.

22.- To purchase, lien or transfer shares and equity, provided that the prior authorization from the Ministry of Finance and Public Credit and the General Special Shareholders’ Meeting shall be required, to carry out the incorporation or separation of a corporation’s financial entity.

23.- To authorize, both the purchase of shares representing the corporation’s capital stock with charge to the reserve for the repurchase of shares under the terms of this by-laws, as their subsequent placement.

24.- It shall be an non-delegable authority of the Board to approve the transactions that deviate from the ordinary course of business and intended to be executed between the corporation and its shareholders, with persons who are part of the corporation’s management or with whom such persons have economic ties or, if applicable, of kinship by blood or marriage until the second degree, the spouse or concubine; purchase or sale of ten per cent or more of the asset, granting of guarantees for an amount higher than thirty per cent of the assets as well as transactions other than the above representing more than one per cent of the corporation’s assets.

25.- To carry out all the acts authorized herein or that are a consequence thereof.

26.- Others established by the Law Regulating Financial Groups or provided in the Holding Corporation’s corporate by-laws.

The board of directors shall be responsible for supervising performance of the agreements of the shareholders’ meeting, which may be carried out through the committee that exercises audit functions.

FORTY SEVENTH.- The minutes of each session of the Board of Directors shall be recorded in the respective book and signed by the Chairman, Secretary or one of the Alternate Secretaries.

FORTY EIGHTH.- The corporation may have the committees deemed necessary, which are formed by the members of the Board of Directors, who shall enjoy the powers and authorities determined by the Board itself.

The board of administration, for the performance of the functions assigned by the Law Regulating Financial Groups, shall have the assistance of one or more committees established to that effect.

Likewise, it may have an executive committee wherein the officials of the first two levels of the other entities members of the Financial Group participate and corporations where such Holding Corporation exercises Control, in order to co-assist in the performance of the management and direction function of the business of the financial entities members of the Financial Group.

The Committee, which develops activities in matters of corporate practices and audit, referred to by the aforementioned Law Regulating Financial Groups, shall be exclusively formed by independent members and by a minimum of three members appointed by the board itself, upon proposal from the chairperson of such corporate body.

When for any cause the minimum number of members of the committee performing functions in matters of corporate practices and audit is missing and the board of directors has not appointed provisional members pursuant to the provisions of article 34 of the Law Regulating Financial Groups, any shareholder may request the chairman of the referred board to call in a period of three natural days, a general shareholders’ meeting for the latter to make the corresponding appointment. If the call is not made in the period indicated ay shareholder may appear before the judicial authority of the corporate address, for the latter to make the call. In the event the meeting does not gather or that once gather fails to make the appointment, the judicial authority of the corporate address, upon request and proposal from any shareholder, shall appoint the corresponding members, who shall hold their positions until the general shareholders’ meeting makes the final appointment.

The appointment and removal of the Chairmen of the Corporation that exercises the functions in matters of corporate and audit practices shall be carried out exclusively by the general shareholders’ meeting, under the terms of the provisions of article 58 of the Law Regulating Financial Groups.

Likewise, they shall prepare an annual report regarding the activities corresponding to such bodies and file them before the Corporation’s Board of Directors contemplating the matters provided by the aforementioned legal precept in the immediately prior paragraph.

FORTY NINTH.- The National Banking and Securities Commission, may authorize that the committees organized by the Holding Corporation’s Board of Directors carry out, fully or partially, the functions entrusted to the administrative or surveillance committees of the entities members of the Financial Group, provided the Holding Corporation requests it in order to avoid or correct duplicity of functions that might arise between the Holding Corporation’s committee and such entities. Once such authorization is granted, the Holding Corporation’s committees shall exercise functions and assume the responsibilities of the committees of the referred financial entities under the terms of the applicable regulations, unless this implies conflict of interests at such Commission’s judgment.

FIFTIETH.- The management, conduction and execution functions of the corporation’s business and of the financial entities members o the Financial Group, shall be the responsibility of the corresponding executive director, pursuant to the provisions of this article , submitting therefore to the strategies, policies and guidelines approved by the board of directors of the Holding Corporation.

The executive director of the Holding Corporation, in order to perform its functions, shall have the broadest authority to represent the latter in acts of administration and lawsuit and collection proceedings, including special powers which pursuant to law require of special clause. Regarding act of domain, such executive director shall adjust to the terms and conditions established by the board of directors, pursuant to the provisions of article 39, fraction VIII of the Law Regulating Financial Groups.

The executive director of the Holding Corporation, without prejudice of the foregoing, shall:

I. Submit for the board of directors’ approval the Holding Corporation’s business strategies and of the financial entities members of the Financial Group, based on the information provided by the former.

II. Comply with the agreements of the shareholders’ meeting and of the board of directors, pursuant to the instructions, if applicable, issued by the meeting itself or the referred board.

III. Propose to the committee performing functions in audit matters, the guidelines of the internal control system and internal audit of the Holding Corporation and of the financial entities members of the Financial Group, as well as enforcing the guidelines approved for that purpose by the corporation’s board of directors.

IV. Subscribe, together with the Relevant Directors in charge of its drafting within the area of their competence, the information hat under the terms of the applicable provisions must be disclosed to the public.

V. Broadcast the information that must be revealed to the public, under the terms of the applicable provisions.

VI. Exercise, by itself or through an authorized representative, within the scope of it competence or as per instruction of the board of directors, the corrective actions and of liability that are admissible.

VII. Verify, if applicable, that the capital contributions are made by the shareholders.

VIII. Comply with the legal and statutory requirements provided with respect to the dividends paid to shareholders.

IX. Ensure that the corporation is accounting, registry, filing or information systems are preserved.

X. Draft and submit before the board of directors the report referred to by article 172 of the General Law on Business Associations, except for anything pertaining to the accounting policies and criteria and of information followed in drafting of the financial information.

XI. Establish mechanisms and internal control that allow verifying that the acts and transactions of the Holding Corporation and of the financial entities members of the

Financial Group, have complied with the applicable legislation, as well as follow up with the results of these mechanisms and internal controls and take the measures necessary if applicable.

XII. Exercise the liability claim actions referred to by the Law Regulating Financial Groups, against Related Persons or third parties who allegedly caused damage to the Holding Corporation or financial entities, unless due to determination from the Holding Corporation’s board of directors and prior opinion from the committee in charge of audit functions, the damage caused is not relevant.

XIII. Others established by the Law Regulating Financial Groups or provided in this corporate by-laws of the Holding Corporation, in accordance with the functions that such legal regulation assigns.

The appointment of the executive director of the Holding Corporation and of the officials with the two hierarchies immediately lower than the latter, shall fall on the persons with honorability and satisfactory credit history under the terms of the general provisions issued for such purpose by the Supervising Commission. Likewise such persons, at least, shall meet the following requirements.

I.       Be resident of National territory, under the terms of the provisions of the Federal Fiscal Code;

II. Having rendered, at least five years of its services in high executive positions, which performance requires knowledge and experience in financial and administrative matters.

III.       Not having any of the following impediments:

a)       Having a pending litigation with the Holding Corporation in question or with any or several of the financial entities members of the Financial Group.

b)       Beings convicted for economic fraudulent crimes, as well as hindered from exercising business or performing an employment or position or mandate in public service, or in the Mexican Financial system.

c)       Having been declared in bankruptcy or bankruptcy proceeding;

d)       Performing regulation, inspection and supervision functions of the Holding Corporation or of the financial entities members of the Financial Group, unless the federal government has an interest in the capital stock of the referred Holding Corporation or financial entities mentioned or receives support from the Institute for the Protection of Bank Savings; or

e)       Participate in the board of directors of the financial entities members, if applicable, of other Financial Groups, or of the Holding Corporations thereof, as well as other non-affiliate financial entities.

The executive director, for the exercise of its functions and activities, as well as for due compliance of the obligations that the Law Regulating Financial Groups or other laws provide, shall be assisted by the Relevant Directors appointed for that purpose and by any employee of the Holding Corporation or of the financial entities members of the Financial Group.

The executive director, in the management, conduction and execution of the corporation’s business, shall provide what is necessary so that the corporations controlled by the corporation comply with the obligations provided by the Law Regulating Financial Groups.

The executive director and other relevant directors shall be subject to the provisions of article 40 of the Law Regulating Financial Groups and 29 of the Securities Market Law, in their respective competence, thus being liable for the damages and losses resulting from their corresponding functions. Likewise, the liability exceptions and limitations referred to by articles 49 and 55 of the Law Regulating Financial Groups where relevant.

Additionally, the executive director and other Relevant Directors shall be liable for the damages and losses caused to the Holding Corporation and to the entities members of the Financial Group for:

I.       Lack of timely and diligent attention, for causes imputable to it, of the information and documentation requests that within the scope of its competence are required by the members of the Holding Corporation.

II.      Filing or disclosing, knowingly, of false information or that induces to error.

III.     Updating of any of the professional misconduct behaviors provided in articles 51, fraction III to VII and 52 of the Law Regulating Financial Groups, applying the liabilities of articles 53 and 54 of such legal regulation.

CHAPTER V.

SURVEILLANCE OF THE CORPORATION

FIFTY FIRST.- The surveillance of the management, conduction and execution of the corporation’s and the financial entities’ members of the financial group business, taking into account the relevance of the latter in the financial, administrative operational and legal situation of the corporation, shall be in charge of the board of directors through the committee or committees organized to perform activities in corporate practices and audit matters, as well as through the corporation who performs the corporation’s external audit, each in the scope of their respective competence, pursuant to the provisions of the Law Regulating Financial Groups.

The corporation shall not be subject to the provisions of article 91, fraction V of the General Law on Business Associations, nor article 164 to 171, 172, last paragraph, 173 and 175 of the aforementioned Law shall be applicable.

FIFTY SECOND.- The board of directors, in the performance of its surveillance activities, shall be assisted by one or more committees in charge of the development of the following activities:

I.- In matters of corporate practices:

a)	Render its opinion to the board of directors regarding to matters that concern it pursuant to article forty sixth number 7 of item a) to h) of these by-laws and others applicable pursuant to the Law Regulating Financial Groups and those corresponding pursuant to such Law

b)	Request the opinion of independent experts when deemed appropriate, for the proper performance of its functions.

c)	Call shareholders’ meetings and instruct the insertion in the agenda of such meetings of the points deemed appropriate.

d)	Support the board of directors in drafting the reports referred by article 39, fraction IV, letter d) and e) of the Law Regulating Financial Groups.

e)	Others established by the Law Regulating Financial Groups or provided in this by-laws, according to the functions assigned by the aforementioned Law.

II.- In matters of audit:

a)	Render its opinion to the board of directors regarding matters to be approved referred to by article forty sixth number 7, items i) to j) of these corporate by-laws and others applicable pursuant to the Law Regulating Financial Groups and others relevant pursuant to such Law.

b)	Assess the performance of the Holding Corporation which provides external auditing services, as well as analyze the judgments, opinions or reports drafted and subscribed by the external auditor. For that purpose, the committee may request the presence of the aforementioned auditor when deemed appropriate, without prejudice that it must meet with the latter at least once a year.

c)	Discuss the corporation’s financial statements with the persons responsible for their drafting and review, and based therein recommend or not to the board of directors their approval.

d)	Inform the board of directors of the status of the internal control system and internal audit of the Holding Corporation, the financial entities or of the corporations controlled by the latter, including the irregularities that, if applicable, are detected.

e)	Draft the opinion referred to by article 39 fraction IV, letter c) of the Law Regulating Financial Groups and submits it to the consideration of the board of directors for its subsequent filling before the shareholders’ meeting, relying, among other elements, upon the external auditor’s report. Such opinion shall indicate, at least:

1.	The accounting policies and criteria and of reporting followed by the Holding Corporation are adequate and sufficient taking into account the particular circumstances thereof.

2.	If such policies and criteria have been consistently applied in the information filed by the executive director.

3.	If as consequence of numbers 1 and 2 above, the information filed by the executive director reasonably reflects the financial situation and results of the corporation.

f)	Support the board of directors in drafting the reports referred to by article 39 fraction IV, letters d) and e) of the Law Regulating Financial Groups.

g)	Monitor that the transactions referred to by articles 39 fraction III and 65 of the Law Regulating Financial Groups , are carried out in compliance with what is provided to that effect by such precepts, as well as the polices derived thereof.

h)	Request the opinion of independent experts when deemed appropriate, for the adequate performance of its functions.

i)	Require from the Relevant Directors and other employees of the corporation or its financial entities, reports regarding the drafting of the financial information and any other type deemed necessary for the performance of its functions.

j)	Investigate possible breaches of which it has knowledge, to the transactions, guidelines and operational policies, internal control systems and external audits and accounting registry, either of the Holding

Corporation itself or of the financial entities, for which it shall carry out an examination of the documentation, registries and other evidence, in the degree and to the extent necessary to perform the correct performance of the monitoring activities of the board of directors.

k)	Receive the observations made by shareholders, members, Relevant Directors, employees and, in general, from any third party, in respect to the matters referred to in the above paragraph, as well as perform the actions deemed relevant in its opinion in connection with such observations.

l)	Request periodical meetings with the Relevant Directors, as well as delivery any type of information in connection with the corporation’s internal control and internal audit or the Holding Corporation or financial entities

m)	Inform the board of directors of the important irregularities detected due to the exercise of its functions and, if applicable, of the correlative actions adopted or propose those that must be enforced.

n)	Call a shareholders’ meeting and request the insertion in the agenda of such meeting the points deemed relevant.

o)	Monitor that the executive director complies with the agreements of the shareholders’ meeting and board of directors of the corporation, pursuant to the instructions which, if applicable, are issued by the meeting itself or the referred board.

p)	Monitor the establishment of internal mechanisms and controls which allow verifying that the Holding Corporation’s acts and transactions, and that of the financial entities, comply with the applicable legislation, as well as implementing methodologies that enable the review of compliance with the above.

q)	The others established by the Law Regulating Financial Groups or provided in the by-laws of the Holding Corporation, in accordance with the functions assigned by the aforementioned law.

FIFTY THIRD.- The chairperson of the committee exercising functions in matters of corporate practices and audit, shall be appointed and/or removed from its position exclusively by the corporation’s general shareholders’ meeting. Said chairman may not preside the board of directors and shall be selected because of his experience, recognized capacity and professional prestige. Likewise he shall draft an annual report regarding the activities corresponding to such body and submit it before the board of directors. Such report shall, at least, contemplate the following aspects:

I. In matters of corporate practices:

a)	the observations in respect to the performance of the Relevant Directors.

b)	The acts with Related Persons, , during the fiscal year of the report, detailing the characteristics of the significant transactions.

c)	The emolument or integral compensation packages for the individuals referred to by article 39, fraction III, letter d) of the Law Regulating Financial Groups.

d)	The dispensations granted by the board of directors under the terms of the provisions of article 39, fraction III, letter f) of the Law Regulating Financial Groups.

e)	The observations made by the supervising commissions of the financial entities members of the Financial Group, or the Supervising Commission of the Holding Corporation as a result of the supervision made thereof.

II. In matters of audit:

a)	The status of the corporation’s internal control and internal audit and of the Holding Corporations of the financial entities or corporations controlled by the latter and, if applicable, the description of its deficiencies and deviations, as well as the aspects which require improvement, taking into account the opinions, reports, communications and results of the external audit, as well as the reports issued by the independent experts who rendered their services during the period of the report.

b)	The mention and follow up of the preventive and corrective measures implemented based on the results of the investigations related with the breach to the operational guidelines and policies and accounting record, either of the Holding Corporation itself or of the financial entities.

c)	Assessment of the performance of the corporation who provides external audit services, as well as of the external auditor in charge thereof.

d)	The description and assessment of the additional or complementary services that, if applicable, are provided by the corporation in charge of the external audit, as well as those provided by independent experts.

e)	The main results of the reviews to the corporation’s financial statements and that of the corporations controlled by the latter.

f)	The description and effects of the amendments to the accounting policies approved during the period covered by the report.

g)	The measures adopted on account of the observations deemed relevant, made by shareholders, members, Relevant Directors, employees and in general, any third party, in respect to accounting, internal controls and matters related to internal or external audit, or, derived from the claims made regarding facts deemed irregular in the administration.

h)	Follow up to the agreements of the shareholders’ meeting and board of directors.

For the drafting of the referred reports, as well as the opinions indicated in article 57 of the Law Regulating Financial Groups and article 42 of the Securities Market Law, the committees of corporate practices and audit shall listen to the relevant directors; in the event of a difference of opinion with the latter, it shall incorporate such differences in the aforementioned reports and opinions.

FIFTY FOURTH.- For the performance of the provisions of the of the Law Regulating Financial Groups, the corporation shall be, additionally subject to the inspection and surveillance of the Commission which supervises the financial entity which is part of the group determined by the Ministry of Finance and Public Credit as predominant within the same group.

CHAPTER VI-

OF THE FINANCIAL INFORMATION AND

FISCAL YEARS

FIFTY FIFTH.- Fiscal years shall last for a year and shall start from January 1st to December 31st of each year

FIFTY SIXTH.- Upon closing of each fiscal year, the Board of Directors shall draft a report that shall be completed within three months following closing of the fiscal year for its presentation to the General Ordinary Shareholders’ Meeting, under the terms provided by Article 172 of the General Law for Business Associations, wherein it shall include the information regarding the operation of the financial entities and auxiliary corporations which form the financial group, as well as regarding the policies followed by the former, and if applicable, regarding its main projects.

FIFTY SEVENTH.- The report mentioned in the previous Article shall be finished and placed at the disposal of the shareholders, together with the supporting documentation, and the forms of the powers of attorney referred to by Article 31 of the Law Regulating Financial Groups, at least fifteen days prior to the Meeting where they are to be discussed. Shareholders shall be entitled to a copy of the corresponding reports.

FIFTY EIGHTH.- Within fifteen days following the date when the General Ordinary Shareholders’ Meeting approved the report referred to by the general text of Article 172 of the General Law of Business Associations, the Financial Statement included therein shall be published, in the Official Journal of the Federation, to which the shareholders grant the nature of Official Newspaper of the corporate address. Such Financial Statements shall be certified according to the provisions of the General Rules for the Organization and Operations of the Financial Group.

CHAPTER VII

OF THE PROFITS AND LOSSES

FIFTY NINTH.- Net profits of each fiscal year, after having deducted the legally corresponding amounts to:

a)	Income Taxes of the fiscal year;

b)	If applicable, distribution of profits to the corporation’s personnel; and

c)	Loss carry forward of previous fiscal years shall be distributed as follows:

1.	Five per cent annually to constitute and reconstitute the legal reserve, until the latter is equal to, at least, twenty per cent of the capital stock.

2.	If so determined by the General Meetings it may establish, increase, amend or suppress the capital reserves deemed convenient and constitute provident and reinvestment funds, as well as special reserve funds, including the reserve for the repurchase of shares.

3.	The surplus, if any, shall be applied as determined by the General Ordinary Shareholders’ Meeting.

Payment of dividends shall be made on the dates and places determined by the General Ordinary Shareholders’ Meeting and shall be informed through a notice published in one of the major newspapers of the corporate address.

Dividends not collected for five years, counted from the date when they become enforceable, shall be deemed as waived and prescribe in favor of the corporation.

The corporation may redeem shares with distributive profits by resolution of the General Special Shareholders’ Meeting, for which the following rules must be observed:

1.- The redemption shall be ordered by the General Shareholders’ Meeting;

2.- Only fully paid shares may be redeemed;

3.- The purchase of shares to redeem them shall be made in the stock market but if the General Special Shareholders’ Meeting establishes a determined price, the redeemed shares shall be allotted by raffle before certified notary or broker.

The result of the draft shall be published once in the Official Journal of the Federation, to which the shareholders grant the nature of Official Newspaper of the corporate address;

4.- The redeemed share certificates shall be annulled and replaced by the issuance of beneficial shares.

5. The corporation shall keep a the disposal of the holders of the redeemed shares, for a period of one year, counted from the date of publication referred to by point 3 above, the price of the shares raffled and, if applicable, the beneficial shares.

If once this period has lapsed the holders of the redeemed shares do not appear to collect their price and the beneficial shares, the former shall be applied to the corporation and the latter shall be annulled.

CHAPTER VIII

OF THE CORRECTIVE MEASURES

SIXTIETH.- Pursuant to article 117 of the Law Regulating Financial Groups, the Ministry of Finance and Public Credit, by means of general provisions, shall establish the corrective measures that must be met by the Holding Corporation, taking as basis the obligation to ensure that the financial entities members of its Financial Group, meet with the requirements provided in their respective special laws.

The corrective measures shall have as purpose prevent and, if applicable, correct the problems that arise and that may affect the financial stability or solvency of the Holding Corporation or of the financial entities members of the Financial Group.

The adoption of any of the corrective measures that are imposed by the National Banking and Securities Commission based on the provisions of the Law Regulating Financial Groups and, if applicable, the sanctions or revocation procedures deriving from its breach, shall be deemed as of public order and social interest, therefore no suspension measure shall be admissible against it, this in protection of public interest.

In the performance of the provisions of the last paragraph of article 117 of the Law Regulating Financial Groups are fully incorporated herewith to the content of article 118 of such law, providing everything pertaining to the implementation of the corrective measures. Likewise, the Holding Corporation undertakes to adopt the actions that, if applicable, are applicable.

“Article 118.- Enunciatively but not limitatively, the measures referred to by the previous article may include:

I.       Suspension of payment of dividends, purchase of own shares and any other mechanisms that implies a transfer of economic benefits to the shareholders.

II.       Suspend payment of compensations and extraordinary bonds in addition to the wages of the executive director and of the officials of the two hierarchy levels lower than the latter, as well as not granting new compensations in the future for the executive director and officials of the Holding Corporation, until the insufficiencies in the financial entity member of the relevant Financial Group have been corrected pursuant to the applicable provisions. This provision shall be contain in agreements and other documentation that governs work conditions.

The provisions herein shall also be applicable with respect to payments made in Sub-holding companies and Service and Real State Providers, when such corporations make payments to the Holding Corporation’s officials.

The preventive measures in this fraction are, without prejudice of the work rights acquired in favor of the persons that pursuant to the same may be affected.

III.       Suspend payment of interests, differ payment of principal and, if applicable, early convert in shares the outstanding subordinated obligations up to the amount necessary to cover the insufficiency in the financial entity member of the Financial

Group in question. This corrective measure shall be applicable to those subordinated obligations that, under the terms of the provisions referred to by article 117 hereof, compute as part of the consolidated net capital of the Financial Group.

The Holding Corporations that issue subordinated obligations of those referred to in the paragraph immediate above, shall be included in the issuance minute, in the information prospect, as well as in any other instrument that records the issuance, the possibility that the implementation of such measure is admissible when the corresponding causes are realized pursuant to the general rules referred to in the second to last paragraph of article 91 hereof, without being grounds for breach by the Holding Corporation.

IV.       Abstain from making investments in the financial entities members of the Financial Groups, as well as in certificates representing the capital stock of the financial entities that are not members of the Financial Group.

V.       Substitute officials, members or external auditors, appointing to the Holding Corporation the persons that shall hold the respective positions. The foregoing, without prejudice of the authorities of the National Banking and Securities Commission provided by article 42 of the Law to determine the removal or suspension of the members of the board of directors, executive directors and other officials that may bind the Holding Corporation with their signature.

VI.       Order the sale of assets owned by the Holding Corporation or owned of the financial entities members of the Financial Group.

When the Holding Corporations of the Financial Group holds a net consolidated capital higher than twenty five per cent or more that required pursuant to the provisions applicable the corrective measures shall not be applicable.

CHAPTER IX

OF LIABILITY

SIXTY FIRST.- The corporation and each of the entities that are part of the financial group shall enter into a Sole Liability Agreement under the terms of the provisions of the Law Regulating Financial Groups.

In performance of the provisions of the second to last paragraph of article 119 of the Law Regulating Financial Groups, such article is expressly incorporated herewith to this By-Laws:

I.       The Holding Corporation shall be subsidiary and unlimitedly liable for the performance of the obligations charged to the financial entities members of the Financial Group, corresponding to the activities that, pursuant to the applicable provisions, belong to each of them, even with respect to those hired by such financial entities prior to their integration to the Financial Group, and

II.       The Holding Corporation shall be unlimitedly liable for the losses of each and every one of such financial entities. In the event that the Holding Corporations estate are not sufficient to enforce the responsibilities that, with respect to the financial entities members of the Financial Group file simultaneously, such liabilities shall be covered, first, with respect to the credit institution to which, if applicable, such Financial Group belongs and, subsequently, to the extension with respect to the remaining entities members of the Financial Group until the Holding Corporation’s estate is exhausted.

For purposes of the provisions of this Law, it shall be understood that a financial entity belonging to a Financial Group that has losses, when the assets of the entities are not sufficient to cover their payment obligations.

The referred responsibilities shall be expressly provided in the Holding Corporation’s by-laws.

In the aforementioned agreement it shall also be expressly indicated that none of the financial entities of the Financial Group shall be liable for the Holding Corproation0’s losses, nor for those of the remaining members of the Financial Group.

The referred liabilities shall be recorded in the Sole Liability Agreement executed by the corporation with each and every one of the financial entities of the group. Any amendment thereof shall require the approval from the Special Shareholders’ Meeting and the Ministry of Finance and Public Credit.

The corporation may only undertake direct or contingent liabilities, and provide as security its property when regarding the liabilities agreement provided in article 119 of the Law Regulating Financial Groups; the transactions with the Institute for the Protection of Bank Savings and with the authorization from the Banco de México, regarding the issuance of subordinated obligations of forced conversion into instruments representing its capital and the attainment of short term credits, while the placement of shares on account of the organization or merger referred to by article 10 of the Law Regulating Financial Groups is carried out.

The Holding Corporation’s liability derived from the Sole Liability Agreement, in respect to the multiple banking institution, which is part of the Financial Group, shall be subject to the provisions of Article 120 of the Law Regulating financial groups, which proceeding is mentioned below:

I. The Holding Corporation shall be liable for the losses of the multiple banking institutions, which is part of the Financial Group, under the terms of the provisions of this article:

II. The Institute for the Protection of Bank Savings shall determine the preliminary amount of the losses in charge of the multiple banking institution as of the date when the Institute’s Governor’s Board has adopted any of the resolution methods referred to by the Credit Institutions Act.

The preliminary amount of the losses shall be determined based on the results of the technical study prepared by the Institute for the Protection of Bank Savings pursuant to the Credit Institutions Act, within ten business days following the date on which the Institute’s Governor’s Board has adopted the corresponding resolution method referred to by said Law. When the technical study has been drafted by a third party, under the terms of the aforementioned law, the losses determined based therein, shall be deemed as final for purposes of the provisions of fraction V below. In the events when there is no technical study, the Institute shall determine the preliminary amount of the losses in charge of the multiple banking institutions, based on the opinion prepared by the cautionary manager pertaining to the wholesome situation of the multiple banking institution provided in said Law. In this event, the Institute shall determine the preliminary amount of the losses within ten business days following the date when the drafting of the corresponding opinion has concluded.

III. The Institute for the Protection of Bank Savings shall notify the Holding Corporation of the preliminary amount of the losses on the working day following their determination.

The Holding Corporation shall constitute a reserve charged to its capital, for an amount equal to the preliminary amount of losses that the Institute for the Protection of Bank Savings has determined pursuant to the provisions of the previous fraction. For such purposes, the corporation shall have a period that shall not exceed of fifteen natural days, counted from the date when the Institute itself notifies the preliminary amount of losses in charge of the multiple banking institution.

IV. The Holding Corporation shall guarantee to the Institute for the Protection of Bank Savings, the payment of losses charged to the institution pursuant to the Credit Institutions Act. The Holding Corporation shall constitute the guarantee referred to herein, in a period that shall not exceed of fifteen natural days counted from the date of receipt of the notice referred to by fraction III of this article, even when the final amount of losses charged to the multiple banking institution of the Financial Group has not been determined

The guarantee mentioned in this fraction shall be for an amount equal to the preliminary amount of the losses charged to the multiple banking institution notified by the Institute. Such guarantee may be constituted over assets owned by the Holding Corporation, provided that the latter are free from any lien, or, over shares representing the Holding Corporation’s capital stock or of any of the entities that form the Financial Group, taken into consideration their book value pursuant to the last audited financial statements available.

In the event that a guarantee is granted on the shares representing the capital stock of the Holding Corporation, first series “F” shall be affected. Regarding series “B”, first shares of the persons who, in terms of the Law Regulating Financial Groups, exercise Control of the Holding Corporation shall be affected and, in the event of not being sufficient, the remaining shares of such series. In the event series “F” shares are not sufficient, those corresponding to series “B” shall be affected. For the constitution of this guarantee, shares must be transferred to the account the Institute holds in any of the institutions for the deposit of securities authorized under the terms of the Securities Market Law. The guarantee in favor of the Institute shall be deemed of public interest and preferential to any right constituted on such property or instruments.

The guarantee shall be granted by the Holding Corporation’s executive director or whoever exercises its functions. For that purpose, the institution for the deposit of securities wherein the shares referred are, upon written request from the executive director or whoever exercises its functions, shall transfer them and preserve the guarantee under the terms of the provisions of this article, thus communicating it to the holders thereof.

In the event the executive director or whoever exercises it functions fails to make the mentioned transfer, the respective institution for the deposit of securities shall make such transfer, sufficing for that purpose the written request of the Executive Secretary of the Institution for the Protection of Bank Savings.

When the guarantee is constituted over shares representing the capital stock of any of the entities of the financial group, the Holding Corporation’s executive director or whoever exercises its functions, shall transfer to the account that the Institute for the Protection of Bank Savings keeps in an institution for the deposit of securities, the shares owned by the Holding Corporation sufficient to cover the amount of the guaranteed, taking into account their book value pursuant to the last audited financial statements available of the corresponding entity. In the event the Holding Corporation’s executive director or whoever exercises its functions, fails to make the transfer of shares, the provisions of the foregoing paragraph shall be observed.

The exercise of the property and corporate rights inherent to shares subject matter of the guarantee provided in this fraction, shall correspond to the Institute for the Protection of Bank Savings.

In the event the corporation grants the guarantee referred to herein with assets other than shares representing the Holding Corporation’s capital stock or that of the Holding Corporations of the Financial Group, the guarantee shall be constituted in compliance with the provisions applicable to the legal act in question.

V. In the event the preliminary losses have been already determined based on the opinion pertaining to the wholesome situation of the multiple banking institution prepared by the cautionary manager under the terms of the Credit Institutions Act, or, using the technical study carried out by the Institute for the Protection of Bank Savings with its personnel pursuant to the provisions of the Credit Institutions Act, such Institute shall hire a specialized third party in order to analyze, asses and, if applicable, adjust the results of the technical study or opinion, as applicable, based on the financial information of the institution itself and of the applicable provisions. For purposes of the provisions of this article, the final determination of the losses registered by the multiple banking institution shall be made based on the information of the same date used to determine the preliminary value of the losses, and shall be the one resulting from the analysis carried out by the third party hired by the Institute.

The specialized third party shall comply with the criteria of independence and impartiality that the Banking and Securities Commission determined by means of the general provisions that attempt the transparency and confidentiality of the financial information of credit institutions pursuant to the Credit Institutions Act.

The Institute for the Protection of Bank Savings shall notify to the Holding Corporation the final amount of losses charged to the multiple banking institution, in a period that shall not exceed of one hundred and twenty natural days counted from the time of the notice referred to by fraction III herein. The Holding Corporation shall make the adjustments that, if applicable, are admissible to the amount of the reserve and the guarantee referred to by fraction III and IV of this article, respectively, taking into consideration the final amount of losses that the Institute itself notifies.

The Holding Corporation may object to the determination of the final amount of losses, within a period of ten working days following that on which such amount is notified. For such purposes, the Holding Corporation in agreement with the Institute for the Protection of Bank Savings, shall appoint a specialized third party to render an opinion in respect to the quantification of the losses, having thereof a period of sixty natural days counted from the working day following that on which the Holding Corporation brought its objections before the Institute. While the quantification of losses derived from the objection filed by the corporation is not resolved, such Holding Corporation shall be obliged to make the adjustments resulting from the final amount of losses that the aforementioned Institute had notified.

VI. The Holding Corporation shall cover to the Institute for the Protection of Bank Savings or the institution in liquidation, as applicable, of the final amount of losses determined pursuant to the provisions of fraction V herein, within sixty natural days following that on which the Institute itself notifies such amount. Without prejudice of the foregoing, such Institute may authorize the Holding Corporation to make installments within the aforementioned term, proportionally releasing the guarantee referred to by fraction IV of this article. In this event such guarantee shall be release in the following order:

a)	Assets other than shares representing the Holding Corporation’s capital stock and of the entities of the Financial Group;

b)	Shares representing the capital stock of the entities which are part of the Financial Group, and

c)	Shares representing the Corporation’s capital stock. In this event, first shares of the series “B” that are not owned by the controlling group; secondly series “B” shares which holders are part of the Corporation’s controlling group and lastly, series “F” shares of the controlling group.

In the event the Holding Corporation fails to cover to the Institute for the Protection of Bank Savings the amount referred to by the first paragraph of this fraction in the indicated term and the guarantee of the corresponding payment was constituted over the shares, ownership thereof shall be transferred to the referred Institute, sufficing for that purpose written notice of such circumstance to the corresponding institution for the deposit of securities, by the Executive Secretary of the Institute itself.

VII. Without prejudice o the provisions of this article, the Holding Corporation shall be liable for the losses that the multiple banking institution which is part of the Financial Group files subsequently to the final determination provided by fraction V herein, provided that such losses derive from the transactions entered into prior to the date when the Governor’s Board for the Institute for the Protection of Bank Savings has adopted any of the methods of resolution referred to by the Credit Institutions Act, and that at the time of the determination by the Institute itself they have not been revealed.

VIII. The Holding Corporation shall be subject to a special surveillance program of the Commission that supervises the financial entity member o the Financial Group, that the Ministry determines as relevant.

In addition, the Supervising Commission may request an inspection visit to the authorities in charge of the supervision of the other members of the financial group. To such visits personnel from the Commission competent for the inspection and surveillance of the Holding Corporation may attend.

In the event the Holding Corporation’s supervision is not the competence of the Banking and Securities Commission, the latter may be involved in the special supervision program and in the inspection visits referred to herein.

IX. Without prejudice of the provisions of Chapter III of the Seventh Title of the Law Regulating Financial Groups, the Supervision Commission may state its intervention with a management capacity of the Holding Corporation, when the latter fails to constitute within the periods provided for that purpose, the reserve and guarantee referred to by fraction III and IV herein, respectively, or fails to extend them under the terms of fraction V. Upon taking possession of the Holding Corporation’s management, the intervening manager shall execute the corresponding acts referred to by fractions III, IV and V herein.

X. The Holding Corporation may not pay dividends to the shareholders, nor carry out any mechanism or act which implies the transfer of property benefits to shareholders, from the date the Governor’s Board of the Institute for the Protection of Bank Savings determines the resolution method applicable to the multiple banking institution, pursuant to the Credit Institutions Act, and until the Holding Corporation complies with the provisions of this Article. The Banking and Securities Commission shall notify such situation to the Holding Corporation.

For the protection of the savings public interests, the payment system and public interest, the Holding Corporation’s by-laws and the certificates representing its capital stock shall include the content of this article, expressly indicating that the partners, by the simple fact of being one, agree that their shares may be given as guarantee in favor of the Institute for the Protection of Bank Savings, under the terms of the provisions of fractions IV and VI of this article, as well as their agreement so that, in the event of failing to comply with the timely payment the Holding Corporation must make to the Institute for the Protection of Bank Savings, pursuant to the provisions of fraction VI of this article, ownership of their shares shall be transferred in favor of the Institute itself.

The Ministry shall determine, through general rules, the proceeding under which the Holding Corporation shall comply with the liability assumed by the latter, by means of the sole liability agreement, subject to the provisions of this article, as well as the previous article.

With respect to the concept of losses, the provisions of the general provision issued by the Ministry of Finance and Public Credit shall be taken into account.

SIXTY SECOND.- The Corporation pursuant to the Law Regulating Financial Groups, shall keep a net capital, that may not be lower to the amount resulting from adding the permanent investments appraised by the share method kept in subsidiary corporations of the Financial Group. The composition of such net capital shall be determined pursuant to the general rules issued by the Ministry of Finance and Public Credit.

The Corporation shall be responsible for ensuring that financial entities members of the Financial Group, observe the capital requirements established in their respective special laws.

The Corporation shall comply with the prudential standards issued by the National Banking and Securities Commission, focused on preserving the stability and solvency of financial groups.

CHAPTER X

CRITERIA TO AVOID CONFLICT OF INTEREST

SIXTY THIRD.- Pursuant to the provisions of article 14, subsection I of the Law Regulating Financial Groups and the General Rules of Financial Groups, the Corporation shall avoid in its activity and operation conflicts of interest among the members of the Group, and for such purpose shall established general guidelines and criteria.

According to what is established by the article 4 of the General Rules of Financial Groups, there is conflict of interest in the execution of the faculties of administration, management, driving and execution of the business of one or more of the financial institutions that make up the financial group, when the financial institution is, in one of the following situation:

I.	The financial entity can obtain a financial benefit or avoid a financial loss at expense of another financial entity member of the group.

II.	The Financial Entity has financial incentives or another type of incentive to favour the interests of a third party;

III.	The Financial Entity receives or pretends to receive from a third party and incentive, a commission or regular fee for a service that prejudice another Financial Entity.

IV.	Any other action or omission that privileges the interests of any of the members of the financial group at the expense of the interests of any other Member.

In the identification and management of conflicts of interest there shall be considered those that could arise in relation to the various lines of business and activities of the Financial Entities members of the group

The Corporation shall keep and apply preventive policies in its management and organization in order to adopt reasonable measures destined to impede the generation of conflicts of interest that harm the management authorities, management, conduction and execution of business of any of the Financial Entities that are part of the Financial Group, for which it shall have internal control, operation and policy and risk assessment handbooks that shall apply to its Financial Entities.

The internal control, operation and policy and risk assessment handbooks shall contain the measures to avoid conflicts of interests, controls and procedures, as well as guidelines for the resolution of conflicts of interest that arise, irrespective of the preventive measures established, such handbooks shall be approved by the Board of Directors both of the Group as of its Financial Entities.

The policies to avoid conflicts of interest shall establish a general methodology for the identification and management thereof, by means of the identification and analysis of potential conflicts of interest likewise it will assess the measures established to avoid conflict of interests.

In this respect, the following general criteria establish that they shall contain the policies to avoid conflicts of interest among the Financial Entities members of the Financial Group:

i.	Financial Entities that are part of the Group shall separate their activities in order for each entity to develop their own functions both from the legal, financial and operational standpoint, with which it is intended to avoid that entities are exposed to multiplicity of roles, that might derive from a conflict of interest;

ii.	Financial Entities shall not use information from other entities in detriment of the latter or of the members of the group, or in its own benefit, for which they shall abstain from exercising any type of pressure, persuasion or transfer of confidential, privileged or relevant information by the personnel that works at any of the Business Units of a Financial Entity towards the personnel of the other Financial Entity member of the Group that may generate a conflict of interest among the entities that are part of the Group;

iii.	To control the flow of information among directors and employees of the Business Units of the Financial Entities that participate in activities that may generate a conflict of interest, they shall keep professional secret with respect to the non-public data or information of which they have knowledge as consequence of the exercise of their professional activity, for which they shall establish control policies and guidelines of information and confidentiality;

iv.	Financial Entities shall use filing systems to keep records of the services and activities of the Business Units, when it is assumed or proven that these acted with a conflict of interest, this in order to facilitate the identification and management of any potential conflict of interest;

v.	The members, directors and employees both of the Financial Group as of its Entities shall abstain from making any decision or performing any act that generates a conflict of interest, for which they shall act so that their particular interests, those of its family members or other persons linked to them are not above the Group, its Financial Entities or its clients; likewise, they shall abstain from participating in transactions of any type carried out by an entity of the Group where there is an own interest or of any linked person, shall not participate nor influence the procedures for hiring products or services with corporations or persons with whom they have an economic or family relationship;

vi.	Conflicts of interest of Financial Entities shall be resolved by the relevant directors thereof subject to the policies and procedures approved by the Board of Directors with the support from the Audit Committee;

vii.	Financial Entities shall establish a conflict of interest prevention system which shall address the purposes, guidelines and policies of internal control that are included in special laws and other provisions applicable;

viii.	The internal control body of Financial Entities shall carry out an annual review with respect to the systems and controls among its Business Units, to prevent conflicts of Interest;

ix.	The Group shall do whatever is necessary for the transactions carried out among the financial entities controlled by it, do not significantly stray from the prevailing conditions in the market for the type of transactions in question, that is referring to market prices or supported by appraisals carried out by specialists external agents;

x.	Financial Entities shall operate pursuant to the legal provisions applicable to the main activity, likewise they shall supervise that their operation policies match those established by the Group’s executive directorate;

xi.	Joint transactions carried out by the Financial Entities belonging to the Financial Group shall be carried out pursuant to the healthy practices and commercial, banking or stock uses;

xii.	Financial Entities shall establish the internal standards of behavior, such as rules for the integrity of procedures, and shall follow controls and processes established in the internal control, operation and policy and risk assessment handbooks, prepared for each of the Financial Entities that are part of the Group.

xiii.	Operational and services common policies established by the entities will avoid practices that affect the development and healthy operation of any of the entities members of the Group, the public interests of users, creditors or shareholders of one of the Financial Entities in benefit of the other;

The audit committee of the Financial Group and, if applicable, that of its Financial Entities, shall be responsible for the implementation of the prevention system of conflicts of Interest, and shall at all times attempt that its operation is according to the strategies and purposes of the Financial Entities, taking the preventive and corrective measures necessary to correct any deficiency detected in a reasonable term, addressing to the characteristics of the referred measures.”

CHAPTER XI

DISSOLUTION, ORGANIZATION, SEPARATION AND MERGER

SIXTY FOURTH.- Upon request of the Holding Corporation, the Ministry of Finance and Public Credit may revoke the authorization for its organization as a holding corporation and its organization and operation as financial group, provided they meet with the provisions of article 122 of the Law Regulating Financial Groups.

Likewise, the Ministry of Finance and Credit Public, may declare the revocation of the authorization granted to the Holding Corporation for its constitution as a holding corporation and its organization and operation as a financial group, in the cases provided by article 123 of the Law Regulating Financial Groups.

The revocation statement shall be published in the Official Journal of the Federation, and shall be filed before the Commercial Public Registry office corresponding to the corporate address of the Holding Corporation, and shall place it in a dissolution and liquidation status without the need of an agreement of the Shareholders’ Meeting.

Once the revocation has been filed before the Commercial Public Registry, the Holding Corporation shall notify the Ministry of Finance and Public Credit of such filling.

Upon revoking the authorization of the Holding Corporation the financial entities members of the Financial Group shall cease to appear as a member thereof. Likewise, such entities shall have a maximum term of sixty business days counted from the publication of the revocation in the aforementioned Official Journal, to suspend the offer of the products and rendering of the financial services in the branches of the remaining financial entities members of the Financial Group.

Once the revocation resolution is issued, the Holding Corporation may not be dissolved while the financial, operational or judicial obligations of the financial entities that had been members of the Financial Group, which might adversely affect public interest are not resolved.

SIXTY FIFTH.- The dissolution, liquidation and bankruptcy proceeding of the Holding Corporation shall be governed by the provisions of the General Business Associations Law and, if applicable, by the Bankruptcy Proceeding Law, with the exception indicated in article 126 of the Law Regulating of Financial Group.

SIXTY SIXTH.- It shall correspond to the Shareholders’ Meeting to appoint a liquidator when the dissolution and liquidation have been voluntarily agreed by such body pursuant to the provisions of the Law Regulating Financial Groups. Such Shareholders’ Meeting shall have a term of 30 business days to appoint a liquidator from the date when the revocation is declared.

The National Banking and Securities Commission, shall carry out the appointment of the liquidator when the dissolution and liquidation of the Holding Corporation is consequence of the revocation of its authorization in the events provided in the Law Regulating Financial Groups.

The position of liquidator falls in credit institutions, in the Management and Alienation of Property Service, or, in individuals and corporations that have experience in the liquidation of corporations.

When regarding individuals, the appointment, shall fall on the persons that have the technical, honorability and credit history quality satisfactory and that meets the requirements referred to fraction II of article 126 of the Law Regulating Financial Groups. Likewise, regarding corporations, in general, the individuals appointed to perform activities related to this function, shall comply with the requirements mentioned in the mention legal precept.

The Holding Corporation shall verify that the person appointed as liquidator meet the requirements mentioned herein, prior to the holding their positions.

The Holding Corporation shall inform the National Banking and Securities Commission the appointment of the liquidator, within five business days following their appointment, as well as the beginning of the proceeding for its corresponding filling in the Property and Commercial Public Registry.

The National Banking and Securities Commission may oppose their veto with respect to the appointment of the person that shall hold the position of liquidator, when it deems that it does not have sufficient technical quality, honorability and satisfactory credit history for the performance of their functions, does not meet the requirements established for that purpose or has committed serious and repeated infractions to the Law Regulating Financial Groups or the general provisions derived therefrom.

SIXTY SEVENTH.- The National Banking and Securities Commission shall request the bankruptcy proceeding declaration of the Holding Corporation, when there is an element that may update the events for the bankruptcy proceeding declaration.

Once the bankruptcy proceeding has been declared, pursuant to the provisions of the Law Regulating Financial Groups, the aforementioned Commission in defense of the creditor interests, may request that the procedure be filled in a bankruptcy stage, or upon early termination of the conciliation stage, in which event the judge shall declare it in bankruptcy.

The charge of conciliator or receiver, shall correspond to the persons that are appointed for such purpose by the National Banking and Securities Commission in a maximum term of ten business days counted from the judgment declaring bankruptcy proceeding in a conciliation or bankruptcy stage. Such appointment shall fall in the credit institution, the Management and Alienation of Goods Service, or, in the individuals or corporations that meet the requirements provided in fraction II of article 126 of the Law Regulating Financial Groups.

SIXTY EIGHTH.- The National Banking and Securities Commission may declare the management intervention of the Holding Corporation, pursuant to the Law Regulating Financial Groups when:

1.       To its judgment, there are irregularities of any kind that affects its stability, solvency or liquidity and jeopardizes public interest or that of their creditors.

2.       In any of the financial entities that are members of the Financial Group a receivership with such nature has been decreed.

CHAPTER XII

GENERAL PROVISIONS

SIXTY NINTH.- This corporation’s by-laws, the Sole Liability Agreement, as well as any amendment thereof, shall be submitted for the approval of the Ministry of Finance and Public Credit, who shall grant or deny it hearing to the opinion of the Banco de México and, as applicable, of the Banking and Securities and of Insurances and Bond Commissions.

Once the aforementioned documents have been approved, they shall be filed before the Commercial Public Registry without the need of injunction.

SEVENTIETH.- The mere purchase of a share representing the capital stock implies the unconditional acceptance by the purchaser of the content hereof, of the Sole Liability Agreement entered under the terms of Articles 119 and 120of the Law Regulating Financial Groups, by the corporation with each of the financial entities which are members of the group, and the resolutions legally adopted by the General Shareholders’ Meeting.

SEVENTY FIRST.- For all relevant purposes, it is specified that the terms used herein shall be understood as such terms are defined in the Law Regulating Financial Groups.”

It is hereby recorded that this Resolution is subject to the suspensive condition that the Corporation attains the corresponding approval by the Ministry of Finance and Public Credit, as well as other required and necessary.”